ALEXANDRIA® | *Building the Future of Life-Changing Innovation™*

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings Press Release and Supplemental Information

THIRD QUARTER ENDED SEPTEMBER 30, 2018

Nareit COMMUNICATIONS AND REPORTING EXCELLENCE GOLD AWARD LARGE CAP EQUITY REIT 2015 | 2016 | 2018

GRESB® Green Star 2017 | 2018

Nareit 2017 Leader In The Light Award Highest Achievement In Sustainability Innovation MOST INNOVATIVE

GOVERNOR'S ENVIRONMENTAL & ECONOMIC LEADERSHIP AWARD geela CALIFORNIA

LEADERSHIP IN ENERGY & ENVIRONMENTAL DESIGN LEED PLATINUM 2018

fitwel®

INTERNATIONAL WELL BUILDING INSTITUTE™ WELL GOLD 2017

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018

CONFERENCE CALL INFORMATION:

Tuesday, October 30, 2018
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(833) 366-1125 or
(412) 902-6738
Ask to join the conference call for
Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Alexandria Real Estate Equities, Inc. | (626) 578-0777

Joel S. Marcus
Executive Chairman & Founder

Stephen A. Richardson
Co-Chief Executive Officer

Dean A. Shigenaga
Co-President &
Chief Financial Officer

Sara M. Kabakoff
Assistant Vice President –
Corporate Communications

ALEXANDRIA.
Building the Future of Life-Changing Innovation™

9625 TOWNE CENTRE DRIVE, UNIVERSITY TOWN CENTER, SAN DIEGO

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	i

Best-in-Class, Unique Urban Office REIT

52%[(1)] of ARE's Annual Rental Revenue is from Investment-Grade or Publicly Traded Large Cap Tenants

79%[(1)] of ARE's Top 20 Tenants' Annual Rental Revenue is from Investment-Grade or Publicly Traded Large Cap Tenants

2015 | 2016 | 2018

Nareit GOLD AWARD

LARGE CAP EQUITY REIT

COMMUNICATIONS AND REPORTING EXCELLENCE

BEST-IN-CLASS TRANSPARENCY, QUALITY, AND EFFICIENCY OF DISCLOSURES AND REPORTING

GRESB®

Green Star 2017 | 2018

#1 WORLDWIDE IN THE GRESB 2018 HEALTH & WELL-BEING MODULE

"A" DISCLOSURE SCORE

Unique Strategy and Operational Excellence Drive High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

S&P 500® Investment-Grade REIT

– Moody's: Baa1 / Stable; S&P Global: BBB / Positive

High-Quality Long-Duration Cash Flows

Internal Growth – Same Property Net Operating Income Growth

– Favorable triple net lease structure with annual rent escalations
– Strong demand from innovative entities
– Limited supply of Class A space
– Significant rental rate growth on leasing activity and early renewals

External Growth – Development/Redevelopment of New Class A Properties in AAA Locations

– Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental annual net operating income

Disciplined Allocation of Capital and Prudent Management of Balance Sheet

Unique Underwriting Expertise and Experience

– Prudent underwriting of innovative life science and technology tenants and development of strategic relationships

Long-Tenured Executive Management Team with Deep Expertise, Experience, and Key Relationships in the Real Estate, Life Science, and Technology Industries

(1)    See “Definitions and Reconciliations” in our Supplemental Information for additional information. As of September 30, 2018, annual rental revenue solely from investment-grade tenants within our overall tenant base and within our top 20 tenants was 47% and 75%, respectively.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	ii

Table of Contents
September 30, 2018

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 8 of this Earnings Press Release and Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	iii

Alexandria Real Estate Equities, Inc.
Reports
Third Quarter Ended September 30, 2018, Financial and Operating Results:
Strong Internal and External Growth,
Operational Excellence and Growing Dividends

PASADENA, Calif. – October 29, 2018 – Alexandria Real Estate Equities, Inc. (NYSE:ARE)
announced financial and operating results for the third quarter ended September 30, 2018.

Key highlights

Core asset sale

We expect to sell a partial joint venture interest in a Class A property located in our Cambridge submarket with proceeds of approximately $400 million or greater.

Key sale of unconsolidated real estate joint venture interest

In September 2018, we sold our remaining 27.5% ownership interest in our 360 Longwood Avenue unconsolidated real estate joint venture, located in our Longwood Medical Area submarket at a sales price of $1,659 per rentable square foot (“RSF”), with capitalization rates of 5.1% and 4.7% (cash basis). Our share of the contractual sales price, net of debt repaid, was $70.0 million, and our gain on sale was $35.7 million.

Credit rating upgrade

In September 2018, Moody’s Investors Service upgraded our corporate issuer credit rating to Baa1/Stable from Baa2/Stable. The rating upgrade reflects the continued and significant improvement of Alexandria’s credit profile resulting from a diversified portfolio of life science properties in key markets with consistently high occupancy and high-quality tenants, many of which are less sensitive to economic cyclicality.

A REIT Industry Leading Tenant Roster

52% of annual rental revenue from investment-grade or publicly traded large cap tenants.

Continuation of strong rental rate growth

Solid rental rate increases for 3Q18, of 35.4% and 16.9% (cash basis). Rental rate increase of 35.4% represents the highest increase during the past 10 years.

Increased common stock dividend

Common stock dividend for 3Q18 of $0.93 per common share, up 7 cents, or 8.1%, over 3Q17; continuation of our strategy to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

Strong internal growth

•	Total revenues:

•	$341.8 million, up 19.8%, for 3Q18, compared to $285.4 million for 3Q17

•	$987.0 million, up 19.0%, for YTD 3Q18, compared to $829.3 million for YTD 3Q17

•	Net operating income (cash basis) of $867.1 million for 3Q18 annualized, up $48.4 million, or 5.9%, compared to 2Q18 annualized, and up $173.9 million, or 25.1%, compared to 4Q17 annualized

•	Same property net operating income growth:

•	3.4% and 8.9% (cash basis) for 3Q18, compared to 3Q17

•	3.8% and 9.9% (cash basis) for YTD 3Q18, compared to YTD 3Q17

•	Continued solid leasing activity and strong rental rate growth, in light of modest contractual lease expirations at the beginning of 2018 and a highly leased value-creation pipeline:

	3Q18	YTD 3Q18
Total leasing activity – RSF	696,468	3,163,628
Lease renewals and re-leasing of space:
Rental rate increases	35.4%	26.9%
Rental rate increases (cash basis)	16.9%	15.0%
RSF (included in total leasing activity above)	475,863	1,437,676

Strong external growth; disciplined allocation of capital to visible, multiyear, highly leased value-creation pipeline

•Highly leased value-creation pipeline with deliveries targeted for 2018 and 2019:

				Property Leased %	Unlevered Yields
Target Delivery					Initial Stabilized	Initial Stabilized (Cash)
2018	489,363	RSF		78%	7.5%	7.0%
2019	2,119,260	RSF	(1)	89%	7.3%	6.7%
	2,608,623	RSF		86%	7.3%	6.8%
(1) Includes 3Q18 commencement of our redevelopment project aggregating 142,400 RSF at 681 Gateway Boulevard in our South San Francisco submarket.

•	We expect to present our value-creation pipeline with deliveries targeted for 2019, 2020, 2021, and 2022 at our annual Investor Day event on November 28, 2018.

Recent and future growth in net operating income (cash basis) driven by recently delivered projects

•
Strong near-term contractual growth in annual cash rents of $29 million related to initial free rent granted on development and redevelopment projects recently placed into service (and no longer included in our value-creation pipeline) that are currently generating rental revenue.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	1

Third Quarter Ended September 30, 2018, Financial and Operating Results (continued)
September 30, 2018

Completed strategic acquisitions

•
During 3Q18, we acquired two properties and one land parcel for an aggregate purchase price of $257.0 million in key submarkets. These acquisitions included 219 East 42nd Street, a 349,947 RSF building in New York City with an opportunity to either convert the existing office space into office/laboratory space through future redevelopment or to expand the building by an additional 230,000 RSF through ground-up development. The building is currently occupied by Pfizer Inc. with a remaining lease term of six years.

Operating results

			YTD
	3Q18	3Q17	3Q18	3Q17
Net income attributable to Alexandria’s common stockholders – diluted:
In millions	$210.2	$51.3	$394.1	$108.6
Per share	$1.99	$0.55	$3.85	$1.20

Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$173.6	$140.8	$504.0	$407.5
Per share	$1.66	$1.51	$4.92	$4.49
See “Items Included in Net Income Attributable to Alexandria’s Common Stockholders” below for additional information.

Items included in net income attributable to Alexandria’s common stockholders:
							YTD
(In millions, except per share amounts)	3Q18		3Q17		3Q18	3Q17	3Q18		3Q17	3Q18	3Q17
	Amount				Per Share – Diluted		Amount			Per Share – Diluted
Realized gain on non-real estate investment	$—		$—		$—	$—	$8.3		$—	$0.08	$—
Unrealized gains on non-real estate investments(1)	117.2		—		1.11	—	194.5		—	1.90	—
Gain on sales of real estate	35.7	(2)	14.1	(2)	0.34	0.15	35.7	(2)	14.5	0.35	0.15
Impairment of:
Real estate	—		—		—	—	(6.3)		(0.2)	(0.06)	—
Non-real estate investments	—		—		—	—	—		(4.5)	—	(0.05)
Loss on early extinguishment of debt	(1.1)		—		(0.01)	—	(1.1)		(0.7)	(0.01)	(0.01)
Gain on early extinguishment of debt	0.8	(2)	—		0.01	—	0.8		—	0.01	—
Preferred stock redemption charge	—		—		—	—	—		(11.3)	—	(0.12)
Allocation to unvested restricted stock awards	(2.4)		(0.2)		(0.02)	—	(3.4)		—	(0.03)	—
Total	$150.2		$13.9		$1.43	$0.15	$228.5		$(2.2)	$2.23	$(0.02)
Weighted-average shares of common stock outstanding for calculation of earnings per share – diluted					105.4	93.3				102.4	90.8
(1) See “Investments” on page 42 of our Supplemental Information for additional information.
(2) Included in equity in earnings of unconsolidated real estate joint ventures in our consolidated statements of income.

Core operating metrics as of or for the quarter ended September 30, 2018

High-quality revenues and cash flows and operational excellence

•	Percentage of annual rental revenue in effect from:

•	Investment-grade or publicly traded large cap tenants: 52%

•	Class A properties in AAA locations: 77%

•	Occupancy of operating properties in North America: 97.3%

•	Operating margin: 71%

•	Adjusted EBITDA margin: 69%

•	Weighted-average remaining lease term:

•	All tenants: 8.6 years

•	Top 20 tenants: 12.3 years

•	See “Strong Internal Growth” on the previous page for information on our total revenues, same property net operating income growth, leasing activity, and rental rate growth.

Balance sheet management

Key metrics

•	$19.1 billion of total market capitalization

•	$2.9 billion of liquidity

	3Q18
	Quarter	Trailing 12	4Q18
	Annualized	Months	Goal
Net debt to Adjusted EBITDA	5.7x	6.1x	Less than 5.5x
Fixed-charge coverage ratio	4.1x	4.3x	Greater than 4.0x
Unhedged variable-rate debt as a percentage of total debt	6%	N/A	Less than 5%
Current and future value-creation pipeline as a percentage of gross investments in real estate in North America	12%	N/A	8% to 12%

Key capital events

•
During 3Q18, we amended our unsecured senior line of credit and unsecured senior bank term loan to extend the maturity date of each to January 28, 2024. We recognized a loss on early extinguishment of debt of $634 thousand related to the write-off of unamortized loan fees associated with these amendments. The key changes are summarized below:

	Amended Agreement		Change
	Line of Credit	Term Loan	Line of Credit	Term Loan
Aggregate commitments	$2.2 billion	$350.0 million	Up $550 million	No change
Maturity date	January 2024	January 2024	Extended by 27 months	Extended by 36 months
Interest rate	L+0.825%	L+0.90%	Down 17.5 bps(1)	Down 20 bps(1)

(1)
Includes interest rate reductions of 10 bps and 15 bps on our unsecured senior line of credit and unsecured senior bank term loan, respectively, related to the upgrade of our corporate issuer credit rating from Moody’s Investors Service. See “Credit Rating Upgrade” on the previous page for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	2

Third Quarter Ended September 30, 2018, Financial and Operating Results (continued)
September 30, 2018

Key capital events (continued)

•	Debt repayments during 3Q18 consisted of the following (dollars in thousands):

Debt	Payment Date	Stated Rate	Amount	(Loss) Gain on Early Extinguishment of Debt
2019 Unsecured Senior Bank Term Loan	September 2018	L+1.20%	$200,000	$(189)
Secured construction loan	July 2018	L+1.50%	$150,000	$(299)
Menlo Gateway, Phase I(1)	August 2018	L+2.50%	$133,137	$761	(1)

(1)
This loan for our unconsolidated real estate joint venture was refinanced with a new loan for$145.0 million that bears an interest rate of 4.15%. Gain on early extinguishment of debt is included in equity in earnings of unconsolidated real estate joint ventures in our consolidated statements of income.

•
In September 2018, we settled 857,700 shares from our January 2018 forward equity sales agreements and received proceeds of $100.0 million, net of underwriting discounts and adjustments provided in the agreements. We expect to receive additional proceeds of $606.3 million upon settlement of the remaining outstanding forward equity sales agreements prior to the expiration in April 2019, to be further adjusted as provided in the sales agreements.

•
In August 2018, we entered into a new “at the market” common stock offering program (“ATM program”), which allows us to sell up to an aggregate of $750.0 million of our common stock. During 3Q18, activities under our existing and new ATM programs were as follows:

(Dollars in thousands, except per share amounts)	3Q18
Shares issued	1,559,083
Average issue price per share	$127.66
Net proceeds	$195,504
Remaining availability	$658,691

Corporate responsibility and industry leadership

•	During 3Q18, we received the following awards and recognitions:

•	Second consecutive “Green Star” designation and first “A” disclosure score by GRESB, and were recognized as the #1 real estate company in the world in GRESB’s Health & Well-being Module.

•	Two design awards related to our interior build-out at 505 Brannan Street in our Mission Bay/SoMa submarket:

•	Architizer A+ Award for Commercial Office Interiors greater than 25,000 SF

•	Award of Merit for Best Projects 2018 from ENR California

•	First place in the High-Rise category of the City of Seattle’s 2017 People’s Choice Urban Design Awards for our 400 Dexter Avenue North building

•	Sustainable Design Awards winner in the Sustainable Private Organization category from the San Diego Green Building Council

•	Silver Tier recognition in SANDAG’s Diamond Awards program for our commuting programs that encourage alternative transportation

Subsequent events

•
In October 2018, we initiated the development of the North Tower at the Alexandria Center® for Life Science – New York City, with the signing of an amendment to our long-term ground lease with the New York City Health and Hospitals Corporation and New York City Economic Corporation. The amendment enables us to begin due diligence, design and permitting on the North Tower, the campus’s third tower, which has been increased from the originally planned 420,000 RSF to approximately 550,000 RSF. The Alexandria Center® for Life Science – New York City currently comprises 728,000 RSF in the East and West Towers, and upon completion of the North Tower, the campus will consist of nearly 1.3 million RSF.

•
In October 2018, we completed the acquisition of a redevelopment building at 30-02 48th Avenue aggregating 176,759 RSF, in New York City, of which 140,098 RSF is undergoing conversion from existing office space to office/laboratory space. We also have the opportunity to convert the remaining space of 36,661 RSF, which is currently occupied, from existing office space to office/laboratory space through future redevelopment.

•
In October 2018, we repurchased, in privately negotiated transactions, 214,000 shares of our 7.00% Series D cumulative convertible preferred stock for $7.5 million, or $35.00 per share, and recognized a preferred stock redemption charge of $2.3 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	3

Sustainability
September 30, 2018

ALEXANDRIA SUSTAINABILITY

Focus on making a positive and meaningful impact on the health, safety, and well-being of our tenants, stockholders, employees, and the communities in which we live and work.

A LEADER IN GREEN DEVELOPMENT AND COMMITMENT TO CONTINUOUS SUSTAINABILITY IMPROVEMENTS

$450 MILLION
Issuance of Green Bond in June 2018

100%
New Ground-Up Developments Targeting LEED® Gold or Platinum Certification

62
Efficiency Projects on Operating Properties in 2017[1]

55
LEED Projects[2]
5 | Platinum
36 | Gold
14 | Silver

50%
ARE's Total Annual Rental Revenue from LEED Projects[2]

6%
Reduction of Same Property Greenhouse Gas Pollution from 2016 to 2017[1]

A LEADER IN HEALTH & WELLNESS

#1
Global Ranking in 2018 GRESB Health & Well-being Module with ARE's Perfect Score of 100

4
WELL Projects[3]
2 | Gold
2 | Silver

19
Fitwel Projects[4]
5 | ★★★
8 | ★★
6 | ★

(1)	For the years ended December 31, 2016 and 2017. We expect to disclose data for the year ended December 31, 2018 in 2019.

(2)	Upon completion of 13 projects in process targeting LEED certification.

(3)	Upon completion of three projects in process targeting WELL certification.

(4)	Upon completion of 12 projects in process targeting Fitwel certification.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	4

Acquisitions
September 30, 2018
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage							Unlevered Yields(1)				Purchase Price
					Operating	Operating with Future Redevelopment		Active Development/Redevelopment		Future Development		Initial Stabilized		Initial Stabilized (Cash)

3Q18 Acquisitions:
219 East 42nd Street	New York City/ New York City	7/10/18	1	100%	—	349,947	(2)	—		230,000	(2)	6.8%	(2)	6.7%	(2)	$203,000
701 Dexter Avenue North	Lake Union/Seattle	7/20/18	—	N/A	—	—		—		217,000		(1)		(1)		33,500
Other	Other		1	100%	45,626	—		—		—		N/A		N/A		20,500
			2		45,626	349,947		—		447,000						257,000
October Acquisition:
30-02 48th Avenue	New York City/ New York City	10/9/18	1	100%	—	36,661	(3)	140,098	(3)	—		(1)		(1)		75,000
1H18 acquisitions																745,255
Total																$1,077,255

2018 guidance midpoint																$1,080,000

(1)	We expect to provide total estimated costs and related yields in the future around the commencement of development and redevelopment.

(2)	Refer to the “New Class A Development and Redevelopment Properties: Summary of Pipeline” on page 38 of our Supplemental Information for additional information.

(3)
We acquired a 176,759 RSF building, of which 79% is undergoing conversion from existing office space to office/laboratory space through redevelopment and 21% is office space that is leased and occupied. Upon expiration of the in-place leases, we have the opportunity to convert this office space to office/laboratory space through redevelopment.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	5

Dispositions
September 30, 2018
(Dollars in thousands, except per RSF amounts)

		At 100%						Our Share
Property/Submarket/Market	Date of Sale	RSF	Sales Price	Debt Repaid	Sales Price per RSF		Capitalization Rate (Cash Basis)	Sales Price	Sales Price, Net of Debt	Gain
						Capitalization Rate

360 Longwood Avenue/Longwood Medical Area/Greater Boston(1)	9/26/18	210,709	$349,500	$95,000	$1,659	5.1%	4.7%	$96,113	$69,988	$35,678
Land Parcel/Northern Virginia/Maryland	7/2/18	N/A	N/A	N/A	N/A	N/A	N/A	6,000	6,000	—	(2)

(1)	We sold our remaining 27.5% ownership interest in this unconsolidated real estate joint venture.

(2)
During the second quarter of 2018, we entered into an agreement to sell this land parcel and recognized an impairment of $6.3 million to lower its carrying amount to estimated fair value less selling costs.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	6

Guidance
September 30, 2018
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2018. There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on page 8 of this Earnings Press Release for additional information.

Summary of Key Changes in Guidance	Guidance		Summary of Key Changes in Key Sources and Uses of Capital Guidance	Guidance Midpoint
	As of 10/29/18	As of 7/30/18		As of 10/29/18	As of 7/30/18

EPS, FFO per share, and FFO per share, as adjusted	See updates below(1)		Real estate dispositions and common equity(2)	$1,490	$1,430
Rental rate increases	22.5% to 25.5%	17.0% to 20.0%	Acquisitions	$1,080	$1,010
Rental rate increases (cash basis)	11.5% to 14.5%	9.5% to 12.5%

Projected Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 10/29/18	As of 7/30/18
Earnings per share (“EPS”)	$4.34 to $4.36	$2.87 to $2.93
Depreciation and amortization	4.50	4.50
Gain on sales of real estate	(0.35)	—
Allocation to unvested restricted stock awards	(0.06)	(0.05)
Funds from operations per share	$8.43 to $8.45	$7.32 to $7.38
Unrealized gains on non-real estate investments(3)	(1.90)	(0.76)
Realized gain on non-real estate investment in 1Q18	(0.08)	(0.08)
Impairment of real estate – land parcels	0.06	0.06
Preferred stock redemption charge in October 2018	0.02	—
Allocation to unvested restricted stock awards	0.03	0.03
Other	0.03	—
Funds from operations per share, as adjusted	$6.59 to $6.61	$6.57 to $6.63
Midpoint	$6.60	$6.60

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2018	97.1%	97.7%

Lease renewals and re-leasing of space:
Rental rate increases	22.5%	25.5%
Rental rate increases (cash basis)	11.5%	14.5%
Same property performance:
Net operating income increase	2.5%	4.5%
Net operating income increase (cash basis)	9.0%	11.0%

Straight-line rent revenue	$92	$102
General and administrative expenses	$85	$90
Capitalization of interest	$55	$65
Interest expense	$155	$165

Guidance as of 10/29/18
Key Credit Metrics
Net debt to Adjusted EBITDA – 4Q18 annualized	Less than 5.5x
Net debt and preferred stock to Adjusted EBITDA – 4Q18 annualized	Less than 5.5x
Fixed-charge coverage ratio – 4Q18 annualized	Greater than 4.0x
Unhedged variable-rate debt as a percentage of total debt as of December 31, 2018	Less than 5%
Value-creation pipeline as a percentage of gross real estate as of December 31, 2018	8% to 12%

Key Sources and Uses of Capital	Range		Midpoint	Key Items Remaining After 9/30/18
Sources of capital:
Net cash provided by operating activities after dividends	$140	$180	$160
Incremental debt	550	510	530
Real estate dispositions and common equity	1,390	1,590	1,490	$111 (4)
Total sources of capital	$2,080	$2,280	$2,180
Uses of capital:
Construction	$1,050	$1,150	$1,100	$305
Acquisitions	1,030	1,130	1,080	(5)
Total uses of capital	$2,080	$2,280	$2,180
Incremental debt (included above):
Issuance of unsecured senior notes payable	$900	$900	$900
Repayments of secured notes payable	(160)	(165)	(163)
Repayment of unsecured senior bank term loan	(200)	(200)	(200)
$2.2 billion unsecured senior line of credit/other	10	(25)	(7)
Incremental debt	$550	$510	$530

(1)	Guidance range for funds from operations (“FFO”) per share, as adjusted, was reduced from six cents to two cents, with the midpoint unchanged at $6.60.

(2)
Our updated key sources and uses of capital guidance excludes the sale of a partial joint venture interest in a Class A property located in our Cambridge submarket with proceeds of approximately $400 million or greater that we expect to close over the next one to two quarters. We can provide no assurance this transaction will be completed.

(3)
Excludes future unrealized gains or losses that could be recognized in earnings from changes in fair value of equity investments after September 30, 2018. See page 42 of our Supplemental Information for additional information.

(4)
The following transactions have been completed through September 30, 2018: (a) real estate dispositions with net proceeds aggregating $76.0 million (See “Dispositions” on page 6 of this Earnings Press Release for additional information), (b) $806.5 million from our forward equity contracts, of which we have settled $200.2 million, and (c) sales of common stock under our ATM programs aggregating $496.3 million. We expect to receive proceeds of $606.3 million, to be further adjusted as provided in the forward equity sales agreements, upon settlement of the remaining forward equity sales agreements by April 2019. The proceeds of $606.3 million were calculated assuming the forward equity sales agreements will be settled entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds. Although we expect to settle remaining forward equity sales agreements by the full physical delivery of shares of our common stock, we may elect cash settlement or net share settlement for all or a portion of our obligations under these agreements, either of which could result in no additional cash proceeds to us.

(5)	See “Acquisitions” on page 5 of this Earnings Press Release for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	7

Earnings Call Information and About the Company
September 30, 2018

We will host a conference call on Tuesday, October 30, 2018, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public to discuss our financial and operating results for the third quarter ended September 30, 2018. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the Alexandria Real Estate Equities, Inc. call. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from
5:00 p.m. ET/2:00 p.m. PT on Tuesday, October 30, 2018. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 10123167.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the third quarter ended September 30, 2018, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2018q3.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Stephen A. Richardson, co-chief executive officer; Peter M. Moglia, co-chief executive officer and co-chief investment officer; Dean A. Shigenaga, co-president and chief financial officer; or Sara M. Kabakoff, assistant vice president – corporate communications, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office real estate investment trust (“REIT”) uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $19.1 billion and an asset base in North America of 32.2 million square feet (“SF”) as of September 30, 2018. The asset base in North America includes 21.6 million RSF of operating properties and 2.6 million RSF of development and redevelopment of new Class A properties currently undergoing construction and pre-construction activities with target delivery dates ranging from 2018 through 2019. Additionally, the asset base in North America includes 8.0 million SF of intermediate-term and future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science and technology companies through our venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2018 earnings per share attributable to Alexandria’s common stockholders – diluted, 2018 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “goals,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation™, LaunchLabs®, Alexandria Center®, Alexandria Technology Square®, Alexandria Summit®, Alexandria Technology Center®, and Alexandria Innovation Center® are trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	8

Consolidated Statements of Income
September 30, 2018
(In thousands, except per share amounts)

	Three Months Ended						Nine Months Ended
	9/30/18		6/30/18	3/31/18	12/31/17	9/30/17	9/30/18	9/30/17
Revenues:
Rental	$255,496		$250,635	$244,485	$228,025	$216,021	$750,616	$635,156
Tenant recoveries	81,051		72,159	73,170	70,270	67,058	226,380	188,874
Other income	5,276		2,240	2,484	496	2,291	10,000	5,276
Total revenues	341,823		325,034	320,139	298,791	285,370	986,996	829,306

Expenses:
Rental operations	99,759		91,908	91,771	88,073	83,469	283,438	237,536
General and administrative	22,660		22,939	22,421	18,910	17,636	68,020	56,099
Interest	42,244		38,097	36,915	36,082	31,031	117,256	92,563
Depreciation and amortization	119,600		118,852	114,219	107,714	107,788	352,671	309,069
Impairment of real estate	—		6,311	—	—	—	6,311	203
Loss on early extinguishment of debt	1,122		—	—	2,781	—	1,122	670
Total expenses	285,385		278,107	265,326	253,560	239,924	828,818	696,140

Equity in earnings of unconsolidated real estate joint ventures	40,718		1,090	1,144	376	14,100	42,952	15,050
Investment income(1)	122,203	(1)	12,530	85,561	—	—	220,294	—
Gain on sales of real estate – rental properties	—		—	—	—	—	—	270
Gain on sales of real estate – land parcels	—		—	—	—	—	—	111
Net income	219,359		60,547	141,518	45,607	59,546	421,424	148,597
Net income attributable to noncontrolling interests	(5,723)		(5,817)	(5,888)	(6,219)	(5,773)	(17,428)	(18,892)
Net income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	213,636		54,730	135,630	39,388	53,773	403,996	129,705
Dividends on preferred stock	(1,301)		(1,302)	(1,302)	(1,302)	(1,302)	(3,905)	(6,364)
Preferred stock redemption charge	—		—	—	—	—	—	(11,279)
Net income attributable to unvested restricted stock awards	(3,395)		(1,412)	(1,941)	(1,255)	(1,198)	(6,010)	(3,498)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$208,940		$52,016	$132,387	$36,831	$51,273	$394,081	$108,564

Net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$2.01		$0.51	$1.33	$0.39	$0.55	$3.86	$1.20
Diluted	$1.99		$0.51	$1.32	$0.38	$0.55	$3.85	$1.20

Weighted-average shares of common stock outstanding:
Basic	104,179		101,881	99,855	95,138	92,598	101,991	90,336
Diluted	105,385		102,236	100,125	95,914	93,296	102,354	90,766

Dividends declared per share of common stock	$0.93		$0.93	$0.90	$0.90	$0.86	$2.76	$2.55

(1)	See “Investments” on page 42 of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	9

Consolidated Balance Sheets
September 30, 2018
(In thousands)

	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17
Assets
Investments in real estate	$11,587,312	$11,190,771	$10,671,227	$10,298,019	$10,046,521
Investments in unconsolidated real estate joint ventures	197,970	192,972	169,865	110,618	33,692
Cash and cash equivalents	204,181	287,029	221,645	254,381	118,562
Restricted cash	29,699	34,812	37,337	22,805	27,713
Tenant receivables	11,041	8,704	11,258	10,262	9,899
Deferred rent	511,680	490,428	467,112	434,731	402,353
Deferred leasing costs	238,295	232,964	226,803	221,430	208,265
Investments	957,356	790,753	724,310	523,254	485,262
Other assets	368,032	333,757	291,639	228,453	213,056
Total assets	$14,105,566	$13,562,190	$12,821,196	$12,103,953	$11,545,323

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$632,792	$776,260	$775,689	$771,061	$1,153,890
Unsecured senior notes payable	4,290,906	4,289,521	3,396,912	3,395,804	2,801,290
Unsecured senior line of credit	413,000	—	490,000	50,000	314,000
Unsecured senior bank term loans	347,306	548,324	548,197	547,942	547,860
Accounts payable, accrued expenses, and tenant security deposits	907,094	849,274	783,986	763,832	740,070
Dividends payable	101,084	98,676	93,065	92,145	83,402
Total liabilities	6,692,182	6,562,055	6,087,849	5,620,784	5,640,512

Commitments and contingencies

Redeemable noncontrolling interests	10,771	10,861	10,212	11,509	11,418

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
7.00% Series D cumulative convertible preferred stock	74,386	74,386	74,386	74,386	74,386
Common stock	1,058	1,033	1,007	998	943
Additional paid-in capital	6,801,150	6,387,527	6,117,976	5,824,258	5,287,777
Accumulated other comprehensive (loss) income	(3,811)	(2,485)	1,228	50,024	43,864
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	6,872,783	6,460,461	6,194,597	5,949,666	5,406,970
Noncontrolling interests	529,830	528,813	528,538	521,994	486,423
Total equity	7,402,613	6,989,274	6,723,135	6,471,660	5,893,393
Total liabilities, noncontrolling interests, and equity	$14,105,566	$13,562,190	$12,821,196	$12,103,953	$11,545,323

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	10

Funds From Operations and Funds From Operations per Share
September 30, 2018
(In thousands)

The following table presents a reconciliation of net income attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended					Nine Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	9/30/18	9/30/17
Net income attributable to Alexandria’s common stockholders – basic	$208,940	$52,016	$132,387	$36,831	$51,273	$394,081	$108,564
Assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	1,301	—	—	—	—	—	—
Net income attributable to Alexandria’s common stockholders – diluted	210,241	52,016	132,387	36,831	51,273	394,081	108,564
Depreciation and amortization	119,600	118,852	114,219	107,714	107,788	352,671	309,069
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(4,044)	(3,914)	(3,867)	(3,777)	(3,608)	(11,825)	(10,985)
Our share of depreciation and amortization from unconsolidated real estate JVs	1,011	807	644	432	383	2,462	1,119
Gain on sales of real estate – rental properties	—	—	—	—	—	—	(270)
Our share of gain on sales of real estate from unconsolidated real estate JVs(2)	(35,678)	—	—	—	(14,106)	(35,678)	(14,106)
Gain on sales of real estate – land parcels	—	—	—	—	—	—	(111)
Impairment of real estate – rental properties	—	—	—	—	—	—	203
Assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—	—	1,302	—	—	3,905	—
Allocation to unvested restricted stock awards	(1,312)	(1,042)	(1,548)	(734)	(957)	(4,595)	(2,185)
Funds from operations attributable to Alexandria’s common stockholders – diluted(3)	289,818	166,719	243,137	140,466	140,773	701,021	391,298
Unrealized gains on non-real estate investments	(117,188)	(5,067)	(72,229)	—	—	(194,484)	—
Realized gain on non-real estate investment	—	—	(8,252)	—	—	(8,252)	—
Impairment of land parcels and non-real estate investments	—	6,311	—	3,805	—	6,311	4,491
Loss on early extinguishment of debt	1,122	—	—	2,781	—	1,122	670
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs(2)	(761)	—	—	—	—	(761)	—
Preferred stock redemption charge	—	—	—	—	—	—	11,279
Removal of assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	(1,301)	—	(1,302)	—	—	(3,905)	—
Allocation to unvested restricted stock awards	1,889	(18)	1,125	(94)	—	2,938	(227)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$173,579	$167,945	$162,479	$146,958	$140,773	$503,990	$407,511

(1)
Our 7.00% Series D cumulative convertible preferred stock is assumed to be converted when basic EPS, FFO, or FFO, as adjusted, exceeds approximately $1.75 per share, subject to conversion ratio adjustments. See definition of “Weighted-Average Shares of Common Stock Outstanding – Diluted” of our Supplemental Information for additional information.

(2)	Classified in equity in earnings of unconsolidated real estate joint ventures in our consolidated statements of income.

(3)
Calculated in accordance with standards established by the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (the “Nareit Board of Governors”) in its April 2002 White Paper and related implementation guidance.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	11

Funds From Operations and Funds From Operations per Share (continued)
September 30, 2018
(In thousands, except per share amounts)

The following table presents a reconciliation of net income per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Nine Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	9/30/18	9/30/17
Net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$1.99	$0.51	$1.32	$0.38	$0.55	$3.85	$1.20
Depreciation and amortization	1.11	1.13	1.08	1.08	1.11	3.35	3.26
Our share of gain on sales of real estate from unconsolidated real estate JVs	(0.34)	—	—	—	(0.15)	(0.35)	(0.15)
Assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—	—	0.01	—	—	(0.01)	—
Allocation to unvested restricted stock awards	(0.01)	(0.01)	—	—	—	(0.04)	—
Funds from operations per share attributable to Alexandria’s common stockholders – diluted(2)	2.75	1.63	2.41	1.46	1.51	6.80	4.31
Unrealized gains on non-real estate investments	(1.11)	(0.05)	(0.70)	—	—	(1.90)	—
Realized gain on non-real estate investment	—	—	(0.08)	—	—	(0.08)	—
Impairment of land parcels and non-real estate investments	—	0.06	—	0.04	—	0.06	0.05
Loss on early extinguishment of debt	0.01	—	—	0.03	—	0.01	0.01
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs	(0.01)	—	—	—	—	(0.01)	—
Preferred stock redemption charge	—	—	—	—	—	—	0.12
Removal of assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—	—	(0.01)	—	—	0.01	—
Allocation to unvested restricted stock awards	0.02	—	—	—	—	0.03	—
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.66	$1.64	$1.62	$1.53	$1.51	$4.92	$4.49

Weighted-average shares of common stock outstanding(1) for calculations of:
Earnings per share – diluted	105,385	102,236	100,125	95,914	93,296	102,354	90,766
Funds from operations – diluted, per share	105,385	102,236	100,866	95,914	93,296	103,097	90,766
Funds from operations – diluted, as adjusted, per share	104,641	102,236	100,125	95,914	93,296	102,354	90,766

(1)	See footnote 1 on prior page for additional information.

(2)	Calculated in accordance with standards established by the Nareit Board of Governors in its April 2002 White Paper and related implementation guidance.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	12

SUPPLEMENTAL
INFORMATION

Company Profile
September 30, 2018

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office REIT uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $19.1 billion and an asset base in North America of 32.2 million SF as of September 30, 2018. The asset base in North America includes 21.6 million RSF of operating properties and 2.6 million RSF of development and redevelopment of new Class A properties currently undergoing construction and pre-construction activities with target delivery dates ranging from 2018 through 2019. Additionally, the asset base in North America includes 8.0 million SF of intermediate-term and future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science and technology companies through our venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 52% of our annual rental revenue generated from entities with an investment-grade credit rating or publicly traded large cap tenants. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating highly dynamic and collaborative campuses in key urban life science and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science and technology communities in their respective urban innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive and senior management team consists of 36 individuals, averaging 24 years of real estate experience, including 12 years with Alexandria. Our executive management team alone averages 19 years of experience with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Executive Chairman & Founder
Stephen A. Richardson
Co-Chief Executive Officer
Peter M. Moglia
Co-Chief Executive Officer & Co-Chief Investment Officer
Dean A. Shigenaga
Co-President & Chief Financial Officer
Thomas J. Andrews
Co-President & Regional Market Director – Greater Boston
Daniel J. Ryan
Co-Chief Investment Officer & Regional Market Director – San Diego
Jennifer J. Banks
Co-Chief Operating Officer, General Counsel & Corporate Secretary
Lawrence J. Diamond
Co-Chief Operating Officer & Regional Market Director – Maryland
Vincent R. Ciruzzi
Chief Development Officer
John H. Cunningham
Executive Vice President & Regional Market Director – New York City

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	14

Investor Information
September 30, 2018

Corporate Headquarters	New York Stock Exchange Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101	7.00% Series D preferred stock: ARE PRD	Email:	corporateinformation@are.com
		Web:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	RBC Capital Markets
Jamie Feldman / Jeffrey Spector	Michael Bilerman / Emmanuel Korchman	Anthony Paolone / Patrice Chen	Michael Carroll / Brian Hawthorne
(646) 855-5808 / (646) 855-1363	(212) 816-1383 / (212) 816-1382	(212) 622-6682 / (212) 622-1893	(440) 715-2649 / (440) 715-2653

Barclays Capital Inc.	Evercore ISI	Mitsubishi UFJ Securities (USA), Inc.	Robert W. Baird & Co. Incorporated
Ross Smotrich / Trevor Young	Sheila McGrath / Wendy Ma	Karin Ford / Ryan Cybart	David Rodgers
(212) 526-2306 / (212) 526-3098	(212) 497-0882 / (212) 497-0870	(212) 405-7249 / (212) 405-6591	(216) 737-7341

BTIG, LLC	Green Street Advisors, Inc.	Mizuho Securities USA Inc.	UBS Securities LLC
Tom Catherwood / James Sullivan	Daniel Ismail / Chris Darling	Richard Anderson / Zachary Silverberg	Frank Lee
(212) 738-6140 / (212) 738-6139	(949) 640-8780 / (949) 640-8780	(212) 205-8445 / (212) 205-7855	(415) 352-5679

CFRA	JMP Securities – JMP Group, Inc.
Kenneth Leon	Peter Martin
(212) 438-4638	(415) 835-8904

Fixed Income Coverage		Rating Agencies
J.P. Morgan Securities LLC	Wells Fargo & Company	Moody’s Investors Service	S&P Global Ratings
Mark Streeter / Jonathan Rau	Thierry Perrein / Kevin McClure	Thuy Nguyen / Reed Valutas	Fernanda Hernandez / Anita Ogbara
(212) 834-5086 / (212) 834-5237	(704) 410-3262 / (704) 410-3252	(212) 553-7168 / (212) 553-4169	(212) 438-1347 / (212) 438-5077

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	15

High-Quality, Diverse, and Innovative Tenants
September 30, 2018

Cash Flows from High-Quality, Diverse, and Innovative Tenants

Investment-Grade or Publicly Traded Large Cap Tenants	Tenant Mix

Public Biotechnology
26%
Life Science Product, Service, and Device
17%
Private Biotechnology
9%
Technology(2)
10%
4%
Other
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
10%
Multinational Pharmaceutical
24%

52%

of ARE’s Total
Annual Rental Revenue(1)

A REIT Industry-Leading Tenant Roster	Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of September 30, 2018.

(2)	Our annual rental revenue from technology tenants consists of:

•	39% from investment-grade credit rated or publicly traded large cap tenants

•	52% from Uber Technologies, Inc., Stripe, Inc., and Pinterest, Inc.

•	9% from all other technology tenants

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	16

Class A Properties in AAA Locations
September 30, 2018

High-Quality Cash Flows from Class A Properties in AAA Locations

Class A Properties in AAA Locations	AAA Locations

San Francisco
22%
New York City
8%
San Diego
15%
Greater Boston
38%
6%
Seattle
6%
Maryland
3%
2%
Research Triangle Park
Other

77%

of ARE’s
Annual Rental Revenue(1)

Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of September 30, 2018.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	17

Occupancy
September 30, 2018

Solid Demand for Class A Properties in AAA Locations
Drives Solid Occupancy

Solid Historical Occupancy(1)	Occupancy across Key Locations

97.3%
98.4%
100.0%
97.2%
94.2%
97.6%
97.2%
96.6%
North America
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle Park

96%

Over 10 Years

(1)	Average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of September 30, 2018.

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Financial and Asset Base Highlights
September 30, 2018
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17
Selected financial data from consolidated financial statements and related information
Adjusted EBITDA – quarter annualized	$957,008	$911,284	$914,444	$817,392	$773,828
Adjusted EBITDA – trailing 12 months	$900,032	$854,237	$815,178	$767,508	$728,869
Adjusted EBITDA margins	69%	69%	69%	68%	68%
Operating margins	71%	72%	71%	71%	71%

Net debt at end of period	$5,483,132	$5,326,039	$4,979,254	$4,516,672	$4,698,568
Net debt to Adjusted EBITDA – quarter annualized	5.7x	5.8x	5.4x	5.5x	6.1x
Net debt to Adjusted EBITDA – trailing 12 months	6.1x	6.2x	6.1x	5.9x	6.4x
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.8x	5.9x	5.5x	5.6x	6.2x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	6.2x	6.3x	6.2x	6.0x	6.5x

Fixed-charge coverage ratio – quarter annualized	4.1x	4.3x	4.6x	4.2x	4.1x
Fixed-charge coverage ratio – trailing 12 months	4.3x	4.3x	4.3x	4.1x	4.0x
Unencumbered net operating income as a percentage of total net operating income	88%	88%	87%	86%	81%

Closing stock price at end of period	$125.79	$126.17	$124.89	$130.59	$118.97
Common shares outstanding (in thousands) at end of period	105,804	103,346	100,696	99,784	94,325
Total equity capitalization at end of period	$13,412,222	$13,142,725	$12,682,876	$13,140,843	$11,328,163
Total market capitalization at end of period	$19,096,226	$18,756,830	$17,893,674	$17,905,650	$16,145,203

Dividend per share – quarter/annualized	$0.93/$3.72	$0.93/$3.72	$0.90/$3.60	$0.90/$3.60	$0.86/$3.44
Dividend payout ratio for the quarter	57%	57%	56%	61%	58%
Dividend yield – annualized	3.0%	2.9%	2.9%	2.8%	2.9%

General and administrative expenses as a percentage of net operating income – trailing 12 months	9.5%	9.4%	9.3%	9.3%	9.6%

Capitalized interest	$17,431	$15,527	$13,360	$12,897	$17,092
Weighted-average interest rate for capitalization of interest during the period	4.06%	3.92%	3.91%	3.89%	3.96%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	19

Financial and Asset Base Highlights (continued)
September 30, 2018
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	9/30/18		6/30/18	3/31/18	12/31/17	9/30/17
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$20,070		$23,259	$32,631	$33,281	$20,865
Amortization of acquired below-market leases	$5,220		$5,198	$6,170	$4,147	$4,545
Straight-line rent expense on ground leases	$272		$252	$240	$205	$206
Stock compensation expense	$9,986		$7,975	$7,248	$6,961	$7,893
Amortization of loan fees	$2,734		$2,593	$2,543	$2,571	$2,840
Amortization of debt premiums	$614		$606	$575	$639	$652
Non-revenue-enhancing capital expenditures:
Building improvements	$3,032		$2,827	$2,625	$2,469	$2,453
Tenant improvements and leasing commissions	$17,748	(1)	$10,686	$2,836	$9,578	$9,976

Operating statistics and related information (at end of period)
Number of properties – North America	235		234	222	213	206
RSF (including development and redevelopment projects under construction) – North America	24,196,505		24,007,981	23,066,089	21,981,133	20,642,042
Total square feet – North America	32,186,813		31,976,194	30,240,017	29,563,221	28,583,747
Annual rental revenue per occupied RSF – North America	$48.36		$48.22	$48.09	$48.01	$47.19
Occupancy of operating properties – North America	97.3%		97.1%	96.6%	96.8%	96.1%
Occupancy of operating and redevelopment properties – North America	94.6%		95.0%	94.3%	94.7%	93.9%
Weighted average remaining lease term (in years)	8.6		8.6	8.7	8.9	8.8

Total leasing activity – RSF	696,468		985,996	1,481,164	1,379,699	786,925
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	35.4%		24.0%	16.3%	24.8%	24.2%
Rental rate increases (cash basis)	16.9%		12.8%	19.0%	10.4%	10.0%
RSF (included in total leasing activity above)	475,863		727,265	234,548	593,622	448,472

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	3.4%		4.1%	4.0%	4.5%	2.2%
Net operating income increase (cash basis)	8.9%		6.3%	14.6%	12.5%	7.8%

(1)	See footnote 3 on page 23 of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	20

Key Operating Metrics
September 30, 2018

Favorable Lease Structure(1)		Same Property Net Operating Income Growth

Stable cash flows
Percentage of triple net leases	97%
Increasing cash flows
Percentage of leases containing annual rent escalations	94%
Lower capex burden
Percentage of leases providing for the recapture of capital expenditures	95%

Margins(2)		Rental Rate Growth: Renewed/Re-Leased Space

Adjusted EBITDA	Operating
69%	71%

(1)	Percentages calculated based on RSF as of September 30, 2018.

(2)	Represents percentages for the three months ended September 30, 2018.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	21

Same Property Performance
September 30, 2018
(Dollars in thousands)

Same Property Financial Data	3Q18	YTD 3Q18	Same Property Statistical Data	3Q18	YTD 3Q18
Percentage change over comparable period from prior year:			Number of same properties	188	185
Net operating income increase	3.4%	3.8%	Rentable square feet	17,641,401	17,221,297
Net operating income increase (cash basis)	8.9%	9.9%	Occupancy – current-period average	96.7%	96.4%
Operating margin	71%	71%	Occupancy – same-period prior-year average	95.9%	96.1%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change

Same properties	$209,030	$202,168	$6,862	3.4%	$610,325	$587,913	$22,412	3.8%
Non-same properties	46,466	13,853	32,613	235.4	140,291	47,243	93,048	197.0
Total rental	255,496	216,021	39,475	18.3	750,616	635,156	115,460	18.2

Same properties	70,790	64,271	6,519	10.1	198,694	182,146	16,548	9.1
Non-same properties	10,261	2,787	7,474	268.2	27,686	6,728	20,958	311.5
Total tenant recoveries	81,051	67,058	13,993	20.9	226,380	188,874	37,506	19.9

Same properties	66	43	23	53.5	199	142	57	40.1
Non-same properties	5,210	2,248	2,962	131.8	9,801	5,134	4,667	90.9
Total other income	5,276	2,291	2,985	130.3	10,000	5,276	4,724	89.5

Same properties	279,886	266,482	13,404	5.0	809,218	770,201	39,017	5.1
Non-same properties	61,937	18,888	43,049	227.9	177,778	59,105	118,673	200.8
Total revenues	341,823	285,370	56,453	19.8	986,996	829,306	157,690	19.0

Same properties	82,637	75,803	6,834	9.0	233,903	216,035	17,868	8.3
Non-same properties	17,122	7,666	9,456	123.3	49,535	21,501	28,034	130.4
Total rental operations	99,759	83,469	16,290	19.5	283,438	237,536	45,902	19.3

Same properties	197,249	190,679	6,570	3.4	575,315	554,166	21,149	3.8
Non-same properties	44,815	11,222	33,593	299.3	128,243	37,604	90,639	241.0
Net operating income	$242,064	$201,901	$40,163	19.9%	$703,558	$591,770	$111,788	18.9%

Net operating income – same properties	$197,249	$190,679	$6,570	3.4%	$575,315	$554,166	$21,149	3.8%
Straight-line rent revenue	(10,555)	(17,775)	7,220	(40.6)	(38,485)	(62,319)	23,834	(38.2)
Amortization of acquired below-market leases	(3,269)	(4,403)	1,134	(25.8)	(7,339)	(9,860)	2,521	(25.6)
Net operating income – same properties (cash basis)	$183,425	$168,501	$14,924	8.9%	$529,491	$481,987	$47,504	9.9%

See definition for “Same Property Comparisons” on page 52 of this Supplemental Information for a reconciliation of same properties to total properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	22

Leasing Activity
September 30, 2018
(Dollars per RSF)

	Three Months Ended				Nine Months Ended				Year Ended
	September 30, 2018				September 30, 2018				December 31, 2017
	Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	35.4%		16.9%	(2)	26.9%		15.0%	(2)	25.1%	12.7%
New rates	$69.64		$64.71		$55.97		$53.29		$51.05	$47.99
Expiring rates	$51.44		$55.36		$44.12		$46.32		$40.80	$42.60
Rentable square footage	475,863				1,437,676				2,525,099
Tenant improvements/leasing commissions	$33.53	(3)			$21.75				$18.74
Weighted-average lease term	6.9 years				5.8 years				6.2 years

Developed/redeveloped/previously vacant space leased
New rates	$55.42		$53.12		$66.49		$56.23		$47.56	$42.93
Rentable square footage	220,605				1,725,952				2,044,083
Tenant improvements/leasing commissions	$15.67				$13.76				$9.83
Weighted-average lease term	7.0 years				12.8 years				10.1 years

Leasing activity summary (totals):
New rates	$65.14		$61.04		$61.71		$54.90		$49.49	$45.72
Rentable square footage	696,468				3,163,628	(4)			4,569,182
Tenant improvements/leasing commissions	$27.88				$17.39				$14.75
Weighted-average lease term	7.0 years				9.6 years				7.9 years

Lease expirations:(1)
Expiring rates	$46.82		$50.90		$43.01		$45.65		$39.99	$41.71
Rentable square footage	745,839				2,072,452				2,919,259

Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)	Excludes month-to-month leases aggregating 40,020 RSF and 37,006 RSF as of September 30, 2018, and December 31, 2017, respectively.

(2)
Includes rental rate increases related to the early re-leasing and re-tenanting of space subject to significantly below-market leases at our Alexandria Center® at One Kendall Square campus in our Cambridge submarket. Since our acquisition of the campus in the fourth quarter of 2016, we have re-leased and renewed approximately 291,000 RSF of below-market space, or four times the volume we initially forecasted to be executed through the third quarter of 2018, at rental rate (cash basis) increases of approximately 27%.

(3)
Includes $8.4 million of tenant improvements related to the 12-year lease renewal of 129,424 RSF with Alnylam Pharmaceuticals, Inc. at 300 Third Street in our Cambridge submarket. The increase in rental rates, net of tenant improvements and leasing commissions per RSF, on this renewal was 77%. Excluding this lease, new tenant improvements and leasing commissions for renewed/re-leased space was $16.25 per RSF during the third quarter of 2018.

(4)
During the nine months ended September 30, 2018, we granted tenant concessions/free rent averaging 1.9 months with respect to the 3,163,628 RSF leased. Approximately 61% of the leases executed during the nine months ended September 30, 2018, did not include concessions for free rent.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	23

Contractual Lease Expirations
September 30, 2018

Year	Number of Leases	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2018 (2)	22	267,899	1.3%	$44.66	1.2%
2019	94	1,299,961	6.2%	$40.99	5.4%
2020	116	1,853,802	8.8%	$37.69	7.0%
2021	98	1,562,885	7.5%	$39.65	6.2%
2022	91	1,596,193	7.6%	$44.34	7.1%
2023	79	2,178,296	10.4%	$43.45	9.5%
2024	45	1,673,364	8.0%	$48.08	8.1%
2025	32	1,469,393	7.0%	$46.49	6.9%
2026	23	860,002	4.1%	$43.05	3.7%
2027	24	1,928,376	9.2%	$43.84	8.5%
Thereafter	57	6,277,695	29.9%	$57.83	36.4%

Market	2018 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)	2019 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases(3)	Total

Greater Boston	61,244	3,404	—	—	64,648	$66.10	99,744	9,071	—	222,773	331,588	$51.11
San Francisco	3,994	9,122	—	—	13,116	51.10	19,415	12,778	—	175,936	208,129	42.08
New York City	3,573	—	—	11,168	14,741	N/A	—	—	—	4,467	4,467	N/A
San Diego	—	14,685	—	57,177	71,862	28.29	90,193	—	—	190,039	280,232	32.40
Seattle	—	—	—	7,770	7,770	N/A	106,003	75,545	—	60,689	242,237	43.96
Maryland	—	—	—	11,326	11,326	19.51	—	47,180	—	72,606	119,786	29.30
Research Triangle Park	—	9,307	—	16,027	25,334	19.36	—	2,923	—	46,913	49,836	22.13
Canada	31,006	8,889	—	15,070	54,965	19.61	—	—	—	—	—	—
Non-cluster markets	—	—	—	4,137	4,137	14.86	3,508	6,178	—	54,000	63,686	33.31
Total	99,817	45,407	—	122,675	267,899	$44.66	318,863	153,675	—	827,423	1,299,961	$40.99
Percentage of expiring leases	37%	17%	—%	46%	100%		25%	12%	—%	63%	100%

(1)	Represents amounts in effect as of September 30, 2018.

(2)	Excludes month-to-month leases aggregating 40,020 RSF as of September 30, 2018.

(3)
Includes 116,556 RSF expiring in June 2019 at 3545 Cray Court in our Torrey Pines submarket, which is under evaluation for options to renovate as a Class A office/laboratory building. The next largest contractual lease expiration in 2019 is 50,400 RSF, which is under evaluation for renewal.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	24

Top 20 Tenants
September 30, 2018
(Dollars in thousands, except market cap amounts)

79% of Top 20 Annual Rental Revenue from Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term in Years(1)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(2) (in billions)

							Moody’s	S&P
1	Illumina, Inc.	11.9		891,495	$34,826	3.5%	—	BBB	$38.1
2	Bristol-Myers Squibb Company	9.3		475,661	30,861	3.1	A2	A+	$98.1
3	Takeda Pharmaceutical Company Ltd.	11.5		386,111	30,614	3.0	A2	A-	$38.9
4	Sanofi	9.4		494,693	30,324	3.0	A1	AA	$106.7
5	Eli Lilly and Company	11.1		467,521	29,203	2.9	A2	AA-	$94.8
6	Celgene Corporation	7.7		614,082	29,195	2.9	Baa2	BBB+	$71.5
7	Novartis AG	8.4		361,180	27,732	2.8	A1	AA-	$212.9
8	Uber Technologies, Inc.	74.2	(3)	422,980	22,185	2.2	—	—	N/A
9	New York University	11.9		209,224	20,718	2.1	Aa2	AA-	N/A
10	bluebird bio, Inc.	8.3		262,261	20,104	2.0	—	—	$8.6
11	Moderna Therapeutics, Inc.	10.1		356,975	19,857	2.0	—	—	N/A
12	Roche	5.2		357,928	19,023	1.9	Aa3	AA	$204.5
13	Stripe, Inc.	9.0		295,333	17,736	1.8	—	—	N/A
14	Pfizer Inc.	6.1		416,143	17,353	1.7	A1	AA	$219.9
15	Amgen Inc.	5.5		407,369	16,838	1.7	Baa1	A	$126.9
16	Massachusetts Institute of Technology	6.7		256,126	16,729	1.7	Aaa	AAA	N/A
17	Facebook, Inc.	11.5		382,883	15,434	1.5	—	—	$520.3
18	United States Government	6.9		264,358	15,089	1.5	Aaa	AA+	N/A
19	FibroGen, Inc.	5.1		234,249	14,198	1.4	—	—	$4.5
20	Biogen Inc.	10.0		305,212	13,278	1.3	Baa1	A-	$65.7
	Total/weighted average	12.3	(3)	7,861,784	$441,297	44.0%

(1)
Based on aggregate annual rental revenue in effect as of September 30, 2018. See “Definitions and Reconciliations” for our methodologies on annual rental revenue for unconsolidated properties for additional information.

(2)	Average daily market capitalization for the 12-months ended September 30, 2018. See “Definitions and Reconciliations” for additional information.

(3)
Represents a ground lease with Uber Technologies, Inc. at 1455 and 1515 Third Street in our Mission Bay/SoMa submarket. Excluding the ground lease, the weighted-average remaining lease term for our top 20 tenants was 9.0 years as of September 30, 2018.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	25

Summary of Properties and Occupancy
September 30, 2018
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	6,227,321	164,000	31,858	6,423,179	27%	54	$381,000	38%	$62.18
San Francisco	4,517,876	1,627,088	190,947	6,335,911	26	44	221,029	22	50.81
New York City	1,077,621	—	—	1,077,621	4	3	75,875	8	72.42
San Diego	4,344,153	—	163,648	4,507,801	19	56	159,091	15	38.89
Seattle	1,235,055	198,000	—	1,433,055	6	13	58,752	6	48.72
Maryland	2,462,116	—	103,225	2,565,341	11	37	66,375	6	27.85
Research Triangle Park	1,088,869	—	129,857	1,218,726	5	16	27,672	3	26.32
Canada	256,967	—	—	256,967	1	3	6,717	1	26.52
Non-cluster markets	323,030	—	—	323,030	1	8	8,188	1	30.83
Properties held for sale	54,874	—	—	54,874	—	1	997	—	—
North America	21,587,882	1,989,088	619,535	24,196,505	100%	235	$1,005,696	100%	$48.36
		2,608,623

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	9/30/18		6/30/18	9/30/17	9/30/18		6/30/18	9/30/17
Greater Boston	98.4%		97.2%	95.9%	97.9%		96.7%	95.0%
San Francisco	100.0		99.8	100.0	95.9		98.8	100.0
New York City	97.2		100.0	99.8	97.2		100.0	99.8
San Diego	94.2	(1)	95.8	92.4	90.8	(1)	92.3	88.6
Seattle	97.6		97.2	98.2	97.6		97.2	98.2
Maryland	97.2		95.7	93.6	93.3		91.9	91.6
Research Triangle Park	96.6		96.5	98.1	86.3		85.3	84.0
Subtotal	97.5		97.4	96.1	94.7		95.2	93.9
Canada	98.6		98.6	99.2	98.6		98.6	99.2
Non-cluster markets	82.2		77.9	88.6	82.2		77.9	88.6
North America	97.3%		97.1%	96.1%	94.6%		95.0%	93.9%

See “Definitions and Reconciliations” in this Supplemental Information for additional information.

(1)
The decline in occupancy relates primarily to the vacancy in the third quarter of 2018 of 44,034 RSF at 4110 Campus Point Court, a property we recently acquired in the fourth quarter of 2017 in our University Town Center submarket. We are reviewing various options to renovate this space.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	26

Property Listing
September 30, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating		Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square
50, 60, 75/125, and 100 Binney Street, 161 First Street, 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street	2,060,275	—	—	2,060,275	9	$149,052	98.5%		98.5%
225 Binney Street (consolidated joint venture – 30% ownership)	305,212	—	—	305,212	1	13,278	100.0		100.0
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	87,989	99.8		99.8
100, 200, 300, 400, 500, 600, and 700 Technology Square
Alexandria Center® at One Kendall Square	649,705	164,000	—	813,705	10	48,350	92.9	`	92.9
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, 2000, and 399 Binney Street
480 and 500 Arsenal Street	234,260	—	—	234,260	2	10,532	100.0		100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,771	100.0		100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	7,751	100.0		100.0
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	3,869	100.0		100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	620	100.0		100.0
Cambridge/Inner Suburbs	4,836,107	164,000	—	5,000,107	35	335,212	98.3		98.3
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	10,478	95.6		95.6
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
225, 266, and 275 Second Avenue	285,759	—	31,858	317,617	3	12,328	100.0		90.0
100 Tech Drive	200,431	—	—	200,431	1	8,455	100.0		100.0
19 Presidential Way	144,892	—	—	144,892	1	5,124	96.8		96.8
100 Beaver Street	82,330	—	—	82,330	1	3,279	100.0		100.0
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0		100.0
Route 128	1,083,564	—	31,858	1,115,422	15	40,831	98.2		95.4
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	1,543	100.0		100.0
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0		100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0		100.0
Route 495	307,650	—	—	307,650	4	4,957	100.0		100.0
Greater Boston	6,227,321	164,000	31,858	6,423,179	54	$381,000	98.4%		97.9%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	27

Property Listing (continued)
September 30, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Francisco
Mission Bay/SoMa
1655 and 1725 Third Street (unconsolidated joint venture – 10% ownership)	—	593,765	—	593,765	2	$—	N/A	N/A
409 and 499 Illinois Street (consolidated joint venture – 60% ownership)	455,069	—	—	455,069	2	28,672	100.0%	100.0%
1455 and 1515 Third Street	422,980	—	—	422,980	2	22,185	100.0	100.0
510 Townsend Street	295,333	—	—	295,333	1	17,736	100.0	100.0
88 Bluxome Street	232,470	—	—	232,470	1	3,813	100.0	100.0
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	13,132	100.0	100.0
1500 Owens Street (consolidated joint venture – 50.1% ownership)	158,267	—	—	158,267	1	7,681	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	11,104	99.8	99.8
505 Brannan Street (consolidated joint venture – 99.7% ownership)	148,146	—	—	148,146	1	12,099	100.0	100.0
Mission Bay/SoMa	2,080,003	593,765	—	2,673,768	12	116,422	100.0	100.0
South San Francisco
213, 249, 259, 269, and 279 East Grand Avenue	407,369	512,335	—	919,704	5	16,838	100.0	100.0
Alexandria Technology Center® – Gateway	492,066	—	142,400	634,466	7	23,211	100.0	77.6
600, 630, 650, 681, 701, 901, and 951 Gateway Boulevard
400 and 450 East Jamie Court	163,035	—	—	163,035	2	6,519	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	6,619	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	5,653	100.0	100.0
341 and 343 Oyster Point Boulevard	107,960	—	—	107,960	2	4,479	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	3,813	100.0	100.0
South San Francisco	1,566,367	512,335	142,400	2,221,102	19	67,132	100.0	91.7
Greater Stanford
Menlo Gateway (unconsolidated joint venture)(1)	251,995	520,988	—	772,983	3	6,326	100.0	100.0
100 Independence Drive and 125 and 135 Constitution Drive
Alexandria PARC	148,951	—	48,547	197,498	4	8,285	100.0	75.4
2100, 2200, 2300, and 2400 Geng Road
960 Industrial Road	110,000	—	—	110,000	1	2,749	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
1450 Page Mill Road	77,634	—	—	77,634	1	8,009	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	2,211	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,753	100.0	100.0
Greater Stanford	871,506	520,988	48,547	1,441,041	13	37,475	100.0	94.7
San Francisco	4,517,876	1,627,088	190,947	6,335,911	44	221,029	100.0	95.9

New York City
New York City
Alexandria Center® for Life Science – New York City	727,674	—	—	727,674	2	61,869	95.9	95.9
430 and 450 East 29th Street
219 East 42nd Street	349,947	—	—	349,947	1	14,006	100.0	100.0
New York City	1,077,621	—	—	1,077,621	3	$75,875	97.2%	97.2%

(1)	See page 41 of this Supplemental Information for our ownership percentage.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	28

Property Listing (continued)
September 30, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Diego
Torrey Pines
ARE Spectrum	336,461	—	—	336,461	3	$17,193	100.0%	100.0%
3215 Merryfield Row and 3013 and 3033 Science Park Road
ARE Torrey Ridge	294,993	—	—	294,993	3	13,271	89.6	89.6
10578, 10614, and 10628 Science Center Drive
ARE Sunrise	236,635	—	—	236,635	3	8,834	99.7	99.7
10931/10933 and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Nautilus	223,751	—	—	223,751	4	9,214	88.9	88.9
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
3545 Cray Court	116,556	—	—	116,556	1	4,827	100.0	100.0
11119 North Torrey Pines Road	72,506	—	—	72,506	1	3,409	100.0	100.0
Torrey Pines	1,280,902	—	—	1,280,902	15	56,748	95.6	95.6
University Town Center
Campus Pointe by Alexandria (consolidated joint venture – 55% ownership)
10290 and 10300 Campus Point Drive and 4110 Campus Point Court	798,799	—	—	798,799	3	31,047	90.1	90.1
5200 Illumina Way	792,687	—	—	792,687	6	28,896	100.0	100.0
ARE Esplanade	241,963	—	—	241,963	4	10,036	100.0	100.0
4755, 4757, and 4767 Nexus Center Drive and 4796 Executive Drive
ARE Towne Centre
9625 Towne Centre Drive (consolidated joint venture – 50.1% ownership)	—	—	163,648	163,648	1	—	N/A	—
9363, 9373, and 9393 Towne Centre Drive	140,398	—	—	140,398	3	1,721	69.4	69.4
University Town Center	1,973,847	—	163,648	2,137,495	17	71,700	93.8	86.6
Sorrento Mesa
Summers Ridge Science Park	316,531	—	—	316,531	4	10,843	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
5810/5820 and 6138/6150 Nancy Ridge Drive	138,970	—	—	138,970	2	3,950	100.0	100.0
10121 and 10151 Barnes Canyon Road	102,392	—	—	102,392	2	2,691	100.0	100.0
ARE Portola	101,857	—	—	101,857	3	2,092	71.7	71.7
6175, 6225, and 6275 Nancy Ridge Drive
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	832	86.8	86.8
Sorrento Mesa	759,811	—	—	759,811	13	22,839	95.6	95.6
Sorrento Valley
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	2,272	74.6	74.6
3985, 4025, 4031, and 4045 Sorrento Valley Boulevard	98,158	—	—	98,158	4	2,560	88.9	88.9
Sorrento Valley	219,813	—	—	219,813	10	4,832	81.0	81.0
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,972	100.0	100.0
San Diego	4,344,153	—	163,648	4,507,801	56	$159,091	94.2%	90.8%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	29

Property Listing (continued)
September 30, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Seattle
Lake Union
400 Dexter Avenue North	290,111	—	—	290,111	1	$15,068	100.0%	100.0%
1201 and 1208 Eastlake Avenue East	203,369	—	—	203,369	2	8,748	100.0	100.0
188 East Blaine Street(1)	—	198,000	—	198,000	1	—	N/A	N/A
2301 5th Avenue	197,135	—	—	197,135	1	9,754	97.4	97.4
1616 Eastlake Avenue East	168,708	—	—	168,708	1	8,276	93.7	93.7
1551 Eastlake Avenue East	117,482	—	—	117,482	1	4,837	100.0	100.0
199 East Blaine Street	115,084	—	—	115,084	1	6,189	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,843	100.0	100.0
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,245	100.0	100.0
Lake Union	1,150,585	198,000	—	1,348,585	10	55,960	98.6	98.6
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,724	—	—	36,724	2	953	63.9	63.9
Elliott Bay	84,470	—	—	84,470	3	2,792	84.3	84.3
Seattle	1,235,055	198,000	—	1,433,055	13	58,752	97.6	97.6

Maryland
Rockville
9800, 9900, and 9920 Medical Center Drive	341,169	—	45,039	386,208	6	13,229	100.0	88.3
9704, 9708, 9712, and 9714 Medical Center Drive	214,725	—	—	214,725	4	7,862	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	3,562	100.0	100.0
1500 and 1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,260	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,315	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,407	100.0	100.0
9920 Belward Campus Drive	51,181	—	—	51,181	1	1,568	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
5 Research Court	49,160	—	—	49,160	1	—	—	—
Rockville	1,149,644	—	45,039	1,194,683	20	36,213	95.7	92.1
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,585	—	—	377,585	4	9,411	100.0	100.0
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II
708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road	235,053	—	—	235,053	5	6,465	96.1	96.1
704 Quince Orchard Road (unconsolidated joint venture – 56.8% ownership)	21,745	—	58,186	79,931	1	306	100.0	27.2
50 and 55 West Watkins Mill Road	96,915	—	—	96,915	2	2,706	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	1,558	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,004	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	872,402	—	58,186	930,588	15	$22,641	98.9%	92.8%
(1)	Formerly 1818 Fairview Avenue East.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	30

Property Listing (continued)
September 30, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Maryland (continued)
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	$2,383	94.2%	94.2%
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,462,116	—	103,225	2,565,341	37	66,375	97.2	93.3

Research Triangle Park
Research Triangle Park
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	3,496	92.3	92.3
100, 800, and 801 Capitola Drive
Alexandria Center® for AgTech – RTP	45,143	—	129,857	175,000	1	1,292	100.0	25.8
5 Laboratory Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,682	100.0	100.0
Alexandria Innovation Center® – Research Triangle Park	135,677	—	—	135,677	3	3,388	95.5	95.5
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,789	97.8	97.8
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,680	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,379	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	479	54.2	54.2
6101 Quadrangle Drive	30,122	—	—	30,122	1	539	100.0	100.0
Research Triangle Park	1,088,869	—	129,857	1,218,726	16	27,672	96.6	86.3

Canada	256,967	—	—	256,967	3	6,717	98.6	98.6

Non-cluster markets	323,030	—	—	323,030	8	8,188	82.2	82.2

North America, excluding properties held for sale	21,533,008	1,989,088	619,535	24,141,631	234	1,004,699	97.3%	94.6%

Properties held for sale
1300 Quince Orchard Boulevard	54,874	—	—	54,874	1	997	100.0%	100.0%

Total – North America	21,587,882	1,989,088	619,535	24,196,505	235	$1,005,696

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	31

Disciplined Management of Ground-Up Developments
September 30, 2018

Alexandria's Disciplined Management of Development Pipeline

10-Year Track Record of Solid Execution

RISK MITIGATION THROUGH PRE-LEASING[1]

Single Tenancy

100% Pre-Leasing on 4.1M RSF

Multi-Tenancy

36% Pre-Leasing on 3.0M RSF

PROJECTS ATTRACT HIGH-QUALITY TENANTS[1]

63% of Annual Rental Revenue is from Investment-Grade or Publicly Traded Large Cap Tenants[2]

CONSERVATIVE UNDERWRITING & STRONG EXECUTION[3]

2 Months Average Early Delivery

7.4% Average Initial Stabilized Cash Yield

(1)	Represents developments commenced since January 1, 2008, comprising 28 projects aggregating 7.1 million RSF.

(2)	Annual rental revenue from ground-up developments commenced since January 1, 2008, is comprised of:

•	63% from investment-grade credit rated or publicly traded large cap tenants

•	16% from Uber Technologies, Inc., Stripe, Inc., and Pinterest, Inc.

•	21% from all other tenants

(3)	Represents developments commenced and delivered since January 1, 2008, comprising 22 projects aggregating 5.2 million RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	32

Investments in Real Estate
September 30, 2018
(Dollars in thousands)

	Investments in Real Estate	Square Feet
		Operating	Construction	Intermediate-Term and Future Projects	Total

Investments in real estate:
Rental properties:
Consolidated	$12,144,386	21,314,142	—	—	21,314,142
Unconsolidated(1)	N/A	273,740	—	—	273,740
	12,144,386	21,587,882	—	—	21,587,882

New Class A development and redevelopment properties:
2018 deliveries	259,000	—	489,363	—	489,363
2019 deliveries
Consolidated	459,266	—	946,321	—	946,321
Unconsolidated(1)	N/A	—	1,172,939	—	1,172,939
2019 deliveries	459,266	—	2,119,260	—	2,119,260
New Class A development and redevelopment properties undergoing construction	718,266	—	2,608,623	—	2,608,623

Intermediate-term and future development and redevelopment projects:
Intermediate-term	799,998	—	—	5,585,832	5,585,832
Future	62,860	—	—	3,105,608	3,105,608
Portion of development and redevelopment square feet that will replace existing RSF included in rental properties(2)	N/A	—	—	(701,132)	(701,132)
Intermediate-term and future development and redevelopment projects, excluding RSF related to rental properties	862,858	—	—	7,990,308	7,990,308

Gross investments in real estate	13,725,510	21,587,882	2,608,623	7,990,308	32,186,813
		24,196,505
Less: accumulated depreciation	(2,166,330)
Net investments in real estate – North America	11,559,180
Net investments in real estate – Asia	28,132
Investments in real estate	$11,587,312

(1)	Our share of the cost basis associated with unconsolidated square feet is classified in investments in unconsolidated real estate joint ventures in our consolidated balance sheets.

(2)	See footnotes 1, 3, and 4 on page 38 and footnote 1 on page 39 of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	33

New Class A Development and Redevelopment Properties: 2018 Deliveries

September 30, 2018

100 Binney Street	399 Binney Street
Greater Boston/Cambridge	Greater Boston/Cambridge
432,931 RSF	164,000 RSF
Bristol-Myers Squibb Company Facebook, Inc.	Rubius Therapeutics, Inc. Relay Therapeutics, Inc. Celsius Therapeutics, Inc.

266 and 275 Second Avenue	9625 Towne Centre Drive	5 Laboratory Drive
Greater Boston/Route 128	San Diego/University Town Center	Research Triangle Park/RTP
203,757 RSF	163,648 RSF	175,000 RSF
Otsuka Pharmaceutical Co., Ltd.	Takeda Pharmaceutical Company Ltd.	Boragen, Inc. Elo Life Systems, Inc. Indigo Ag, Inc.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	34

New Class A Development and Redevelopment Properties: 2019 Deliveries

September 30, 2018

213 East Grand Avenue	9900 Medical Center Drive	279 East Grand Avenue	Alexandria PARC	188 East Blaine Street
San Francisco/South San Francisco	Maryland/Rockville	San Francisco/South San Francisco	San Francisco/Greater Stanford	Seattle/Lake Union
300,930 RSF	45,039 RSF	211,405 RSF	48,547 RSF	198,000 RSF
Merck & Co., Inc.	Lonza Walkersville, Inc. Multi-Tenant/Marketing	Verily Life Sciences, LLC insitro, Inc.	Adaptive Insights, Inc.	bluebird bio, Inc. Seattle Cancer Care Alliance Multi-Tenant/Marketing

681 Gateway Boulevard	704 Quince Orchard Road	Menlo Gateway	1655 and 1725 Third Street
San Francisco/South San Francisco	Maryland/Gaithersburg	San Francisco/Greater Stanford	San Francisco/Mission Bay/SoMa
142,400 RSF	58,186 RSF	520,988 RSF	593,765 RSF	2,119,260 RSF
Twist Bioscience Corporation Multi-Tenant/Marketing	Multi-Tenant/Marketing	Facebook, Inc.	Uber Technologies, Inc.

89% Leased

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	35

New Class A Development and Redevelopment Properties: 2018 and 2019 Deliveries

September 30, 2018

Property/Market/Submarket	Dev/Redev	RSF			Percentage		Project Start	Occupancy(1)
		In Service	CIP	Total	Leased	Leased/Negotiating		Initial	Stabilized
2018 deliveries: consolidated projects
266 and 275 Second Avenue/Greater Boston/Route 128	Redev	171,899	31,858	203,757	85%	90%	3Q17	1Q18	2019
5 Laboratory Drive/Research Triangle Park/RTP	Redev	45,143	129,857	175,000	51	98	2Q17	2Q18	2019
9625 Towne Centre Drive/San Diego/University Town Center	Redev	—	163,648	163,648	100	100	3Q15	4Q18	4Q18
399 Binney Street/Greater Boston/Cambridge	Dev	—	164,000	164,000	75	98	4Q17	4Q18	2019
2018 deliveries		217,042	489,363	706,405	78	96

2019 deliveries: consolidated projects
213 East Grand Avenue/San Francisco/South San Francisco	Dev	—	300,930	300,930	100	100	2Q17	1Q19	1Q19
9900 Medical Center Drive/Maryland/Rockville	Redev	—	45,039	45,039	58	58	3Q17	1Q19	2019
279 East Grand Avenue/San Francisco/South San Francisco	Dev	—	211,405	211,405	100	100	4Q17	1Q19	2020
Alexandria PARC/San Francisco/Greater Stanford	Redev	148,951	48,547	197,498	100	100	1Q18	2Q19	2Q19
188 East Blaine Street/Seattle/Lake Union(2)	Dev	—	198,000	198,000	33	64	2Q18	2Q19	2020
681 Gateway Boulevard/San Francisco/South San Francisco(3)	Redev	—	142,400	142,400	43	97	3Q18	2Q19	2020
		148,951	946,321	1,095,272	79	91

2019 deliveries: unconsolidated joint venture projects(4)
704 Quince Orchard Road/Maryland/Gaithersburg	Redev	21,745	58,186	79,931	38	50	1Q18	1Q19	2020
Menlo Gateway/San Francisco/Greater Stanford	Dev	251,995	520,988	772,983	100	100	4Q17	4Q19	4Q19
1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	Dev	—	593,765	593,765	100	100	1Q18	4Q19	4Q19
		273,740	1,172,939	1,446,679	97	97
2019 deliveries		422,691	2,119,260	2,541,951	89	95
2018 and 2019 deliveries		639,733	2,608,623	3,248,356	86%	95%

(1)	Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.

(2)	Formerly 1818 Fairview Avenue East.

(3)	Conversion of single tenant office space to multi-tenant office/laboratory space through redevelopment.

(4)	See “Joint Venture Financial Information” on page 41 of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	36

New Class A Development and Redevelopment Properties: 2018 and 2019 Deliveries (continued)
September 30, 2018
(Dollars in thousands)

	Our Ownership Interest			Cost to Complete			Unlevered Yields
Property/Market/Submarket		In Service	CIP	Construction Loan	ARE Funding	Total at Completion	Initial Stabilized	Initial Stabilized (Cash)

2018 deliveries: consolidated projects under construction
266 and 275 Second Avenue/Greater Boston/Route 128	100%	$73,635	$10,215	$—	$5,150	$89,000	8.4%	7.1%
5 Laboratory Drive/Research Triangle Park/RTP	100%	9,722	29,899	—	22,879	62,500	7.7	7.6
9625 Towne Centre Drive/San Diego/University Town Center	50.1%	—	78,815	—	14,185	93,000	7.0	7.0
399 Binney Street/Greater Boston/Cambridge	100%	—	140,071	—	33,929	174,000	7.3	6.7
2018 deliveries		83,357	259,000	—	76,143	418,500	7.5	7.0

2019 deliveries: consolidated projects under construction
213 East Grand Avenue/San Francisco/South San Francisco	100%	—	208,561	—	51,439	260,000	7.2	6.4
9900 Medical Center Drive/Maryland/Rockville	100%	—	9,977	—	4,323	14,300	8.4	8.4
279 East Grand Avenue/San Francisco/South San Francisco	100%	—	80,770	—	70,230	151,000	7.8	8.1
Alexandria PARC/San Francisco/Greater Stanford	100%	95,097	33,412	—	21,491	150,000	7.3	6.1
188 East Blaine Street/Seattle/Lake Union(1)	100%	—	78,085	—	111,915	190,000	6.7	6.7
681 Gateway Boulevard/San Francisco/South San Francisco	100%	—	48,461	—	59,539	108,000	8.5	7.9

		95,097	459,266	—	318,937	873,300	7.4	6.9

2019 deliveries: unconsolidated joint venture projects(2)
(amounts represent our share)
704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	1,207	5,386	5,801	906	13,300	8.9	8.8
Menlo Gateway/San Francisco/Greater Stanford	33.7%	87,846	104,081	99,094	138,979	430,000	6.9	6.3
1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	10.0%	—	49,798	25,311	2,891	78,000	7.8	6.0
		89,053	159,265	130,206	142,776	521,300	7.1	6.3
2019 deliveries		184,150	618,531	130,206	461,713	1,394,600	7.3	6.7
2018 and 2019 deliveries		$267,507	$877,531	$130,206	$537,856	$1,813,100	7.3%	6.8%

(1)	Formerly 1818 Fairview Avenue East.

(2)	See “Joint Venture Financial Information” on page 41 of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	37

New Class A Development and Redevelopment Properties: Summary of Pipeline
September 30, 2018
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Projected Deliveries		Intermediate- Term Projects		Future
				2018	2019					Total(1)
Greater Boston
Undergoing construction
399 Binney Street (Alexandria Center® at One Kendall Square)/Cambridge	100%	$140,071		164,000	—	—		—		164,000
266 and 275 Second Avenue/Route 128	100%	10,215		31,858	—	—		—		31,858
Intermediate-term development
325 Binney Street/Cambridge	100%	97,484		—	—	208,965		—		208,965
Future development
Alexandria Technology Square®/Cambridge	100%	7,787		—	—	—		100,000		100,000
100 Tech Drive/Route 128	100%	—		—	—	—		300,000		300,000
Other value-creation projects	100%	13,205		—	—	—		405,599		405,599
		268,762		195,858	—	208,965		805,599		1,210,422
San Francisco
Undergoing construction
1655 and 1725 Third Street/Mission Bay/SoMa	10.0%	—	(2)	—	593,765	—		—		593,765
213 East Grand Avenue/South San Francisco	100%	208,561		—	300,930	—		—		300,930
279 East Grand Avenue/South San Francisco	100%	80,770		—	211,405	—		—		211,405
681 Gateway Boulevard/South San Francisco	100%	48,461		—	142,400	—		—		142,400
Menlo Gateway/Greater Stanford	33.7%	—	(2)	—	520,988	—		—		520,988
Alexandria PARC/Greater Stanford	100%	33,412		—	48,547	—		—		48,547
Intermediate-term development
88 Bluxome Street/Mission Bay/SoMa	100%	173,338		—	—	1,070,925	(1)	—		1,070,925
505 Brannan Street, Phase II/Mission Bay/SoMa	99.7%	16,263		—	—	165,000		—		165,000
201 Haskins Way/South San Francisco	100%	46,159		—	—	280,000		—		280,000
960 Industrial Road/Greater Stanford	100%	79,659		—	—	533,000	(1)(3)	—		533,000
825 and 835 Industrial Road/Greater Stanford	100%	123,986		—	—	530,000		—		530,000
Future development
East Grand Avenue/South San Francisco	100%	5,988		—	—	—		90,000		90,000
Other value-creation projects	100%	1,944		—	—	70,620		25,000		95,620
		818,541		—	1,818,035	2,649,545		115,000		4,582,580
New York City
Intermediate-term development
Alexandria Center® for Life Science – New York City/New York City	100%	11,702		—	—	550,000		—		550,000
Future redevelopment
219 East 42nd Street/New York City	100%	—		—	—	—		579,947	(4)	579,947
		$11,702		—	—	550,000		579,947		1,129,947
(1)    Represents total square footage upon completion of development of a new Class A property. RSF presented includes RSF of a building currently in operation that will be demolished upon commencement of construction.
(2)    This property is an unconsolidated real estate joint venture. See our share of the investment in real estate on page 41 of this Supplemental Information for additional information.
(3)    Represents total RSF available for future development in either (i) one phase aggregating 533,000 RSF or (ii) two phases consisting of 423,000 RSF and 110,000 RSF, upon receiving entitlements.
(4)    Includes 349,947 RSF in operation with an opportunity to either convert the existing office space into office/laboratory space through future redevelopment or to expand the building by an additional 230,000 RSF through ground-up development. The building is currently occupied by Pfizer Inc. with a remaining lease term of six years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	38

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2018
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Projected Deliveries		Intermediate- Term Projects		Future
				2018	2019				Total(1)
San Diego
Undergoing construction
9625 Towne Centre Drive/University Town Center	50.1%	$78,815		163,648	—	—		—	163,648
Intermediate-term development
5200 Illumina Way/University Town Center	100%	11,808		—	—	386,044		—	386,044
Campus Pointe by Alexandria/University Town Center	55.0%	16,811		—	—	318,383		—	318,383
9880 Campus Point Drive/University Town Center	100%	47,933		—	—	98,000		—	98,000
Future development
Vista Wateridge/Sorrento Mesa	100%	4,022		—	—	—		163,000	163,000
Other value-creation projects	100%	52,471		—	—	185,895		249,000	434,895
		211,860		163,648	—	988,322		412,000	1,563,970
Seattle
Undergoing construction
188 East Blaine Street/Lake Union(2)	100%	78,085		—	198,000	—		—	198,000
Intermediate-term development
1150 Eastlake Avenue East/Lake Union	100%	22,016		—	—	260,000		—	260,000
701 Dexter Avenue North/Lake Union	100%	36,945		—	—	217,000		—	217,000
1165 Eastlake Avenue East/Lake Union	100%	16,357		—	—	106,000		—	106,000
		153,403		—	198,000	583,000		—	781,000
Maryland
Undergoing construction
9900 Medical Center Drive/Rockville	100%	9,977		—	45,039	—		—	45,039
704 Quince Orchard Road/Gaithersburg	56.8%	—	(3)	—	58,186	—		—	58,186
Intermediate-term development
9800 Medical Center Drive/Rockville	100%	12,656		—	—	180,000		—	180,000
9950 Medical Center Drive/Rockville	100%	4,041		—	—	61,000		—	61,000
		26,674		—	103,225	241,000		—	344,225
Research Triangle Park
Undergoing construction
5 Laboratory Drive/Research Triangle Park	100%	29,899		129,857	—	—		—	129,857
Intermediate-term and future development
6 Davis Drive/Research Triangle Park	100%	17,127		—	—	130,000		870,000	1,000,000
Other value-creation projects	100%	5,154		—	—	—		176,262	176,262
		52,180		129,857	—	130,000		1,046,262	1,306,119
Other value-creation projects	Various	38,002		—	—	235,000	(1)	146,800	381,800
		$1,581,124		489,363	2,119,260	5,585,832		3,105,608	11,300,063

(1)
Represents total square footage upon completion of development of a new Class A property. RSF presented includes RSF of a building currently in operation that will be demolished upon commencement of construction.

(2)	Formerly 1818 Fairview Avenue East.

(3)	This property is an unconsolidated real estate joint venture. See our share of the investment in real estate on page 41 of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	39

Construction Spending
September 30, 2018
(Dollars in thousands, except per RSF amounts)

Nine Months Ended
Construction Spending	September 30, 2018
Additions to real estate – consolidated projects	$663,688
Investments in unconsolidated real estate joint ventures	77,501
Contributions from noncontrolling interests	(15,837)
Construction spending (cash basis)(1)	725,352
Increase in accrued construction	69,654
Construction spending	$795,006

Projected Construction Spending	Year Ending December 31, 2018
Development and redevelopment projects	$243,000
Investments in unconsolidated real estate joint ventures	41,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(18,000)
Generic laboratory infrastructure/building improvement projects	32,000
Non-revenue-enhancing capital expenditures and tenant improvements	7,000
Projected construction spending for three months ending December 31, 2018	305,000
Actual construction spending for nine months ended September 30, 2018	795,006
Guidance range	$1,050,000	–	$1,150,000

Non-Revenue-Enhancing Capital Expenditures(2)	Nine Months Ended			Recent Average per RSF(3)
	September 30, 2018
	Amount	Per RSF
Non-revenue-enhancing capital expenditures	$8,484	$0.40		$0.51

Tenant improvements and leasing costs:
Re-tenanted space	$17,101	$24.74		$20.45
Renewal space	14,169	18.98	(4)	12.98
Total tenant improvements and leasing costs/weighted average	$31,270	$21.75		$15.62

(1)	Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures.

(2)	Excludes amounts that are recoverable from tenants, related to revenue-enhancing capital expenditures, or related to properties that have undergone redevelopment.

(3)	Represents the average of 2014–2017 and the nine months ended September 30, 2018, annualized.

(4)
Includes $8.4 million of tenant improvements related to the 12-year lease renewal of 129,424 RSF with Alnylam Pharmaceuticals, Inc. at 300 Third Street in our Cambridge submarket. The increase in rental rates, net of tenant improvements and leasing commissions per RSF, on this renewal was 77%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	40

Joint Venture Financial Information
September 30, 2018
(Dollars in thousands)

Consolidated Real Estate Joint Ventures (controlled by us through contractual rights or majority voting rights)		Unconsolidated Real Estate Joint Ventures (controlled jointly or by our JV partners through contractual rights or majority voting rights)
Property/Market/Submarket	Noncontrolling Interest Share(1)	Property/Market/Submarket	Our Ownership Share(2)
225 Binney Street/Greater Boston/Cambridge	70.0%	1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	10.0%
409 and 499 Illinois Street/San Francisco/Mission Bay/SoMa	40.0%	Menlo Gateway/San Francisco/Greater Stanford	33.7%	(3)
1500 Owens Street/San Francisco/Mission Bay/SoMa	49.9%	1401/1413 Research Boulevard/Maryland/Rockville	65.0%	(4)
Campus Pointe by Alexandria/San Diego/University Town Center	45.0%	704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	(4)
9625 Towne Centre Drive/San Diego/University Town Center	49.9%

	September 30, 2018
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$523,048	$266,896
Cash and cash equivalents	18,129	3,265
Restricted cash	—	53
Other assets	33,230	20,896
Secured notes payable (see page 46)	—	(73,967)
Other liabilities	(33,806)	(19,173)
Redeemable noncontrolling interests	(10,771)	—
	$529,830	$197,970

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	3Q18	YTD 3Q18	3Q18	YTD 3Q18
Total revenues	$13,984	$41,358	$8,774	$14,301
Rental operations	(4,403)	(12,585)	(3,124)	(4,450)
	9,581	28,773	5,650	9,851
General and administrative	(40)	(172)	(24)	(71)
Interest	—	—	(336)	(805)
Depreciation and amortization	(4,044)	(11,825)	(1,011)	(2,462)
Gain on early extinguishment of debt	—	—	761	761
Gain on sales of real estate(5)	—	—	35,678	35,678
	$5,497	$16,776	$40,718	$42,952

(1)	In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in four other joint ventures in North America.

(2)	In addition to the unconsolidated real estate joint ventures listed, we hold one other insignificant unconsolidated real estate joint venture in North America.

(3)	As of September 30, 2018, we have an ownership interest in Menlo Gateway of 33.7% and expect our ownership to increase to 49% through future funding of construction costs in 2019.

(4)	Represents our ownership interest; our voting interest is limited to 50%.

(5)
Related to the sale of our remaining 27.5% ownership interest in our 360 Longwood Avenue unconsolidated real estate joint venture, located in our Longwood Medical Area submarket. See “Dispositions” on page 6 of our Earnings Press Release for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	41

Investments
September 30, 2018
(Dollars in thousands)

On January 1, 2018, we adopted a new accounting standard that requires us, on a prospective basis, to present our equity investments at fair value whenever fair value or net asset value (“NAV”) is readily available. For investments without readily available fair values, we adjust the cost basis whenever such investments have an observable price change. Further adjustments are not made until another price change, if any, is observed. See definition of “Investments” on page 49 of this Supplemental Information for information related to our adoption of this new accounting standard.

	September 30, 2018
	Three Months Ended	Nine Months Ended
Realized gains	$5,015	$25,810
Unrealized gains	117,188	194,484
Investment income	$122,203	$220,294

Investments	Cost	Adjustments		Carrying Amount
Fair value:
Publicly traded companies	$119,634	$136,310		$255,944
Entities that report NAV	186,098	139,891	(1)	325,989

Entities that do not report NAV:
Entities with observable price changes since 1/1/18	30,522	59,206		89,728
Entities without observable price changes	285,695	—		285,695
September 30, 2018	$621,949	$335,407	(2)	$957,356

June 30, 2018	$572,608	$218,145		$790,753

(1)	Represents adjustments, using reported NAV as a practical expedient to estimate fair value, for our limited partnership investments.

(2)
Consists of unrealized gains recognized (i) of $50 million on our investments in publicly traded companies prior to our adoption of the new accounting standard, (ii) of $91 million on our investments in privately held entities that report NAV upon our adoption of the new accounting standard, and (iii) of $194 million related to total equity investments subsequent to our adoption of the new accounting standard.

Public/Private Mix (Cost)

Tenant/Non-Tenant Mix (Cost)

298	$2.1M
Holdings	Average Cost of Investment

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	42

Key Credit Metrics
September 30, 2018

Net Debt to Adjusted EBITDA(1)	Net Debt and Preferred Stock to Adjusted EBITDA(1)

Fixed-Charge Coverage Ratio(1)	Liquidity(2)

	$2.9B

	(in millions)
	Availability under our $2.2 billion unsecured senior line of credit	$1,787
	Outstanding forward equity sales agreements	606
	Cash, cash equivalents, and restricted cash	234
	Investments in publicly traded companies	256
		$2,883

(1)	Quarter annualized.

(2)	As of September 30, 2018.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	43

Summary of Debt
September 30, 2018

Debt maturities chart
(In millions)

(1)
Includes our secured construction loan for our property at 50 and 60 Binney Street in our Cambridge submarket with an outstanding balance of $193.1 million as of September 30, 2018. We have two one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions. We expect to exercise the first right to extend the maturity date to January 28, 2020.

(2)
We generally have limited outstanding borrowings under our unsecured senior line of credit as of December 31. Our average outstanding balance as of December 31 for the past three years under our unsecured senior line of credit has been approximately $133.3 million. Additionally, we generally amend and extend our unsecured senior line of credit every two to three years.

(3)	We anticipate reducing the outstanding borrowings under our unsecured senior bank term loan over the next several years.

Fixed-rate/hedged and unhedged variable-rate debt
(Dollars in thousands)

	Fixed-Rate/Hedged Variable-Rate Debt	Unhedged Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$439,689	$193,103	$632,792	11.1%	4.42%	3.0
Unsecured senior notes payable	4,290,906	—	4,290,906	75.5	4.15	6.6
$2.2 billion unsecured senior line of credit(2)	250,000	163,000	413,000	7.3	2.79	5.3
Unsecured senior bank term loan(2)	347,306	—	347,306	6.1	2.21	5.3
Total/weighted average	$5,327,901	$356,103	$5,684,004	100.0%	3.96%	6.1
Percentage of total debt	94%	6%	100%

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

(2)	See footnote 2 above.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	44

Summary of Debt (continued)
September 30, 2018
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)	Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
					2018	2019	2020	2021	2022	Thereafter
Secured notes payable
Greater Boston	L+1.50%	3.94%	1/28/19	(3)	$—	$193,103	$—	$—	$—	$—	$193,103	$(228)	$192,875
Greater Boston, San Diego, Seattle, and Maryland	7.75%	8.15	4/1/20		509	2,138	104,352	—	—	—	106,999	(501)	106,498
San Diego	4.66%	4.90	1/1/23		272	1,686	1,762	1,852	1,942	26,259	33,773	(280)	33,493
Greater Boston	3.93%	3.19	3/10/23		367	1,505	1,566	1,628	1,693	74,517	81,276	2,435	83,711
Greater Boston	4.82%	3.40	2/6/24		753	3,078	3,204	3,392	3,561	187,281	201,269	14,195	215,464
San Francisco	6.50%	6.50	7/1/36		—	23	25	26	28	649	751	—	751
Secured debt weighted-average interest rate/subtotal	4.87%	4.42			1,901	201,533	110,909	6,898	7,224	288,706	617,171	15,621	632,792

$2.2 billion unsecured senior line of credit	L+0.825%	2.79	1/28/24		—	—	—	—	—	413,000	413,000	—	413,000
Unsecured senior bank term loan	L+0.90%	2.21	1/28/24		—	—	—	—	—	350,000	350,000	(2,694)	347,306
Unsecured senior notes payable	2.75%	2.96	1/15/20		—	—	400,000	—	—	—	400,000	(1,041)	398,959
Unsecured senior notes payable	4.60%	4.75	4/1/22		—	—	—	—	550,000	—	550,000	(2,277)	547,723
Unsecured senior notes payable	3.90%	4.04	6/15/23		—	—	—	—	—	500,000	500,000	(2,800)	497,200
Unsecured senior notes payable	4.00%	4.18	1/15/24		—	—	—	—	—	450,000	450,000	(3,867)	446,133
Unsecured senior notes payable	3.45%	3.62	4/30/25		—	—	—	—	—	600,000	600,000	(5,740)	594,260
Unsecured senior notes payable	4.30%	4.50	1/15/26		—	—	—	—	—	300,000	300,000	(3,531)	296,469
Unsecured senior notes payable	3.95%	4.13	1/15/27		—	—	—	—	—	350,000	350,000	(4,158)	345,842
Unsecured senior notes payable	3.95%	4.07	1/15/28		—	—	—	—	—	425,000	425,000	(3,921)	421,079
Unsecured senior notes payable	4.50%	4.60	7/30/29		—	—	—	—	—	300,000	300,000	(2,398)	297,602
Unsecured senior notes payable	4.70%	4.81	7/1/30		—	—	—	—	—	450,000	450,000	(4,361)	445,639
Unsecured debt weighted average/subtotal		3.90			—	—	400,000	—	550,000	4,138,000	5,088,000	(36,788)	5,051,212
Weighted-average interest rate/total		3.96%			$1,901	$201,533	$510,909	$6,898	$557,224	$4,426,706	$5,705,171	$(21,167)	$5,684,004

Balloon payments					$—	$193,103	$503,979	$—	$550,000	$4,421,724	$5,668,806	$—	$5,668,806
Principal amortization					1,901	8,430	6,930	6,898	7,224	4,982	36,365	(21,167)	15,198
Total debt					$1,901	$201,533	$510,909	$6,898	$557,224	$4,426,706	$5,705,171	$(21,167)	$5,684,004

Fixed-rate/hedged variable-rate debt					$1,901	$8,430	$510,909	$6,898	$557,224	$4,263,706	$5,349,068	$(21,167)	$5,327,901
Unhedged variable-rate debt					—	193,103	—	—	—	163,000	356,103	—	356,103
Total debt					$1,901	$201,533	$510,909	$6,898	$557,224	$4,426,706	$5,705,171	$(21,167)	$5,684,004

Weighted-average stated rate on maturing debt					N/A	3.76%	3.81%	N/A	4.60%	3.92%

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

(2)	Reflects any extension options that we control.

(3)
We have two one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions. We expect to exercise the first right to extend the maturity date to January 28, 2020.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	45

Summary of Debt (continued)
September 30, 2018
(Dollars in thousands)

Unconsolidated real estate joint ventures’ debt
						100% at JV Level
Unconsolidated Joint Venture	Our Share		Maturity Date	Stated Interest Rate	Interest Rate(1)	Debt Balance(2)	Remaining Commitments
1401/1413 Research Boulevard	65.0%		5/17/20	L+2.50%	5.60%	$18,415	$9,131
1655 and 1725 Third Street	10.0%		6/29/21	L+3.70%	5.80%	121,889	253,111
704 Quince Orchard Road	56.8%		3/16/23	L+1.95%	4.36%	2,932	11,901
Menlo Gateway, Phase II	33.7%	(3)	5/1/35	4.53%	N/A	—	157,270
Menlo Gateway, Phase I	33.7%	(3)	8/1/35	4.15%	4.18%	144,336	N/A
						$287,572	$431,413

(1)	Includes interest expense, amortization of loan fees, and amortization of premiums (discounts) as of September 30, 2018.

(2)	Represents outstanding principal, net of unamortized deferred financing costs and discount/premium.

(3)	See page 41 of this Supplemental Information for additional information.

Debt covenants
Debt Covenant Ratios(1)	Unsecured Senior Notes Payable		$2.2 Billion Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loan
	Requirement	September 30, 2018	Requirement	September 30, 2018
Total Debt to Total Assets	≤ 60%	36%	≤ 60.0%	29.9%
Secured Debt to Total Assets	≤ 40%	4%	≤ 45.0%	3.3%
Consolidated EBITDA to Interest Expense	≥ 1.5x	6.1x	≥ 1.50x	4.00x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	256%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	6.26x

(1)	All covenant ratio titles utilize terms as defined in the respective debt agreements. EBITDA is not calculated under the definition set forth by the SEC in Exchange Act Release No. 47226.

Interest rate swap agreements
Effective Date	Maturity Date	Number of Contracts	Weighted-Average Interest Pay Rate(1)	Fair Value as of 9/30/18	Notional Amount in Effect as of
					9/30/18	12/31/18	12/31/19
March 29, 2018	March 31, 2019	8	1.16%	$3,732	$600,000	$600,000	$—
March 29, 2019	March 31, 2020	1	1.89%	992	—	—	100,000
Total				$4,724	$600,000	$600,000	$100,000

(1)
In addition to the interest pay rate for each swap agreement, interest is payable at an applicable margin over LIBOR for borrowings outstanding as of September 30, 2018, as listed under the column heading “Stated Rate” in our summary table of outstanding indebtedness and respective principal payments on the previous page.

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Definitions and Reconciliations
September 30, 2018

This section contains additional information for sections throughout this Supplemental Information package and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margins

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA:

	Three Months Ended
(Dollars in thousands)	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17
Net income	$219,359	$60,547	$141,518	$45,607	$59,546
Interest expense	42,244	38,097	36,915	36,082	31,031
Income taxes	568	1,106	940	1,398	1,305
Depreciation and amortization	119,600	118,852	114,219	107,714	107,788
Stock compensation expense	9,986	7,975	7,248	6,961	7,893
Loss on early extinguishment of debt	1,122	—	—	2,781	—
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs	(761)	—	—	—	—
Our share of gain on sales of real estate from unconsolidated real estate JVs	(35,678)	—	—	—	(14,106)
Unrealized gains on non-real estate investments	(117,188)	(5,067)	(72,229)	—	—
Impairment of real estate and non-real estate investments	—	6,311	—	3,805	—
Adjusted EBITDA	$239,252	$227,821	$228,611	$204,348	$193,457

Revenues	$341,823	$325,034	$320,139	$298,791	$285,370
Realized gains on non real-estate investments	5,015	7,463	13,332	—	—
Impairment of non-real estate investments	—	—	—	3,805	—
Revenues, as adjusted(1)	$346,838	$332,497	$333,471	$302,596	$285,370

Adjusted EBITDA margins	69%	69%	69%	68%	68%

(1)
Revenues, as adjusted, includes realized gains or losses on non-real estate investments. We use revenues, as adjusted, in our calculation of Adjusted EBITDA margin. We believe using revenues, as adjusted, provides a more accurate Adjusted EBITDA margin calculation.

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate and land parcels, unrealized gains or losses on non-real estate investments, and impairments.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate our operating performance without having to account for differences recognized because of real estate investment and disposition decisions, financing decisions, capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our capital structure and indebtedness. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of real estate investment and disposition decisions. We believe that excluding charges related to share-based compensation and unrealized gains or losses on non-real estate investments facilitates for investors a comparison of our operations across periods without the variances caused by the volatility of the amounts (which depends on market forces outside our control). Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental amount, in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of September 30, 2018, approximately 97% of our leases (on an RSF basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses are classified in tenant recoveries in our consolidated statements of income.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). See definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

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Definitions and Reconciliations (continued)
September 30, 2018

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties located in collaborative life science and technology campuses in AAA urban innovation clusters. These projects are focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory or tech office space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory and tech office space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). The fixed-charge coverage ratio calculation below is not directly comparable to the computation of ratio of earnings to fixed charges as defined in Item 503(d) of Regulation S-K and to the “Computation of Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends” included in Exhibit 12.1 to our annual report on Form 10-K.

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17
Adjusted EBITDA	$239,252	$227,821	$228,611	$204,348	$193,457

Interest expense	$42,244	$38,097	$36,915	$36,082	$31,031
Capitalized interest	17,431	15,527	13,360	12,897	17,092
Amortization of loan fees	(2,734)	(2,593)	(2,543)	(2,571)	(2,840)
Amortization of debt premiums	614	606	575	639	652
Cash interest	57,555	51,637	48,307	47,047	45,935
Dividends on preferred stock	1,301	1,302	1,302	1,302	1,302
Fixed charges	$58,856	$52,939	$49,609	$48,349	$47,237

Fixed-charge coverage ratio:
– quarter annualized	4.1x	4.3x	4.6x	4.2x	4.1x
– trailing 12 months	4.3x	4.3x	4.3x	4.1x	4.0x

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Definitions and Reconciliations (continued)
September 30, 2018

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate investment and disposition decisions, financing decisions, capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. We compute funds from operations in accordance with standards established by the Nareit Board of Governors in its April 2002 White Paper and related implementation guidance (the “Nareit White Paper”). The Nareit White Paper defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of depreciable real estate and land parcels, and impairments of depreciable real estate (excluding land parcels), plus real estate-related depreciation and amortization, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period. The definition of funds from operations in the Nareit White Paper does not include adjustments related to unrealized gains and losses on non-real estate investments, which reflect market conditions outside of our control. Consequently, unrealized gains and losses on non-real estate investments recognized in earnings are included in reported funds from operations as computed in accordance with the Nareit White Paper.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper excluding significant realized gains or losses on the sale of non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, preferred stock redemption charges, impairments of non-depreciable real estate, impairments of non-real estate investments, and deal costs, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of net operating income at stabilization and our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science and technology industries. On January 1, 2018, we adopted a new accounting standard update (“ASU”) on financial instruments that prospectively changed how we recognize, measure, present, and disclose these investments.

Key differences between prior accounting standards and the new ASU:

Prior to January 1, 2018:

•	Investments in publicly traded companies were presented at fair value in the balance sheet, with changes in fair value classified in other comprehensive income within equity.

•	Investments in privately held entities were accounted for under the cost method of accounting.

•	Gains or losses were recognized in net income upon the sale of an investment.

•
Investments in privately held entities required accounting under the equity method unless our interest in the entity was deemed to be so minor that we had virtually no influence over the entity’s operating and financial policies. Under the equity method of accounting, we recognized our investment initially at cost and adjusted the carrying amount of the investment to recognize our share of the earnings or losses of the investee subsequent to the date of our investment. We had no investments accounted for under the equity method as of December 31, 2017.

•	Investments were evaluated for impairment, with other-than-temporary impairments recognized in net income.

Effective January 1, 2018:

•
Investments in publicly traded companies are presented at fair value in the balance sheet, with changes in fair value for investments in publicly traded companies and investments in privately held entities that report NAV, and observable price changes for investments in privately held entities that do not report NAV, are recognized as unrealized gains or losses and classified as investment income in our consolidated statements of income.

•	Investments in privately held entities without readily determinable fair values previously accounted for under the cost method are accounted for as follows:

•	Investments in privately held entities that report NAV are presented at fair value using NAV as a practical expedient, with changes in fair value recognized in net income.

•	Investments in privately held entities that do not report NAV are carried at cost, adjusted for observable price changes and impairments, with changes recognized in net income.

•	One-time adjustments recognized upon adoption on January 1, 2018:

•
For investments in publicly traded companies, reclassification of cumulative unrealized gains as of December 31, 2017, aggregating $49.8 million, from accumulated other comprehensive income to retained earnings.

•	For investments in privately held entities without readily determinable fair values that were previously accounted for under the cost method:

•
Adjustment of cumulative unrealized gains for investments in privately held entities that report NAV, representing the difference between fair values as of December 31, 2017, using NAV as a practical expedient, and the carrying value of the investments as of December 31, 2017, previously accounted for under the cost method, aggregating $90.8 million, with a corresponding adjustment to retained earnings.

•
No required adjustment for investments in privately held entities that do not report NAV. The ASU requires a prospective transition approach for investments in privately held entities that do not report NAV. The Financial Accounting Standards Board clarified that it would be difficult for entities to determine the last observable transaction price existing prior to the adoption of this ASU. Therefore, unlike our investments in privately held entities that report NAV that were adjusted to reflect fair values upon adoption of the new ASU, our investments in privately held entities that do not report

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Definitions and Reconciliations (continued)
September 30, 2018

NAV were not retrospectively adjusted to fair values upon adoption. As such, any initial valuation adjustments made for investments in privately held entities that do not report NAV subsequent to January 1, 2018, as a result of future observable price changes include recognition of cumulative unrealized gains or losses equal to the difference between the carrying basis of the investment and the observable price at the date of remeasurement.

•
Investments in privately held entities continue to be accounted under the equity method unless our interest in the entity was deemed to be so minor that we had virtually no influence over the entity’s operating and financial policies. Under the equity method of accounting, we initially recognize our investment at cost and adjust the carrying amount of the investment to recognize our share of the earnings or losses of the investee subsequent to the date of our investment. We had no investments accounted for under the equity method as of September 30, 2018.

Investment-grade or publicly traded large cap tenants

Represents tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the 12-months ended September 30, 2018, as reported by Bloomberg Professional Services. In addition, we monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decline below $10 billion, which are not immediately reflected in the 12-month average, may result in their exclusion from this measure.

Items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt and preferred stock redemption charges are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments and impairments of real estate and non-real estate investments are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of a non-real estate investment when its fair value declines below its carrying value due to changes in general market or other conditions outside of our control. Significant items, whether gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information.

Joint venture financial information

We present components of balance sheet and operating results information related to our joint ventures, which are not presented in accordance with, or intended to be presented in accordance with, GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control, and do not consolidate, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of income and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

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Definitions and Reconciliations (continued)
September 30, 2018

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA are non-GAAP financial measures that we believe are useful to investors as supplemental measures in evaluating our balance sheet leverage. Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash. Net debt and preferred stock is equal to the sum of net debt, as discussed above, plus preferred stock outstanding as of the end of the period. See definition of Adjusted EBITDA for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt, and to net debt and preferred stock, and computes the ratio of each to Adjusted EBITDA:

(Dollars in thousands)	9/30/18		6/30/18		3/31/18		12/31/17		9/30/17
Secured notes payable	$632,792		$776,260		$775,689		$771,061		$1,153,890
Unsecured senior notes payable	4,290,906		4,289,521		3,396,912		3,395,804		2,801,290
Unsecured senior line of credit	413,000		—		490,000		50,000		314,000
Unsecured senior bank term loans	347,306		548,324		548,197		547,942		547,860
Unamortized deferred financing costs	33,008		33,775		27,438		29,051		27,803
Cash and cash equivalents	(204,181)		(287,029)		(221,645)		(254,381)		(118,562)
Restricted cash	(29,699)		(34,812)		(37,337)		(22,805)		(27,713)
Net debt	$5,483,132		$5,326,039		$4,979,254		$4,516,672		$4,698,568

Net debt	$5,483,132		$5,326,039		$4,979,254		$4,516,672		$4,698,568
7.00% Series D convertible preferred stock	74,386		74,386		74,386		74,386		74,386
Net debt and preferred stock	$5,557,518		$5,400,425		$5,053,640		$4,591,058		$4,772,954

Adjusted EBITDA:
– quarter annualized	$957,008		$911,284		$914,444		$817,392		$773,828
– trailing 12 months	$900,032		$854,237		$815,178		$767,508		$728,869
Net debt to Adjusted EBITDA:
– quarter annualized	5.7	x	5.8	x	5.4	x	5.5	x	6.1	x
– trailing 12 months	6.1	x	6.2	x	6.1	x	5.9	x	6.4	x
Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.8	x	5.9	x	5.5	x	5.6	x	6.2	x
– trailing 12 months	6.2	x	6.3	x	6.2	x	6.0	x	6.5	x

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income to net operating income and net operating income (cash basis):

	Three Months Ended				Nine Months Ended
(Dollars in thousands)	9/30/18	6/30/18	12/31/17	9/30/17	9/30/18	9/30/17
Net income	$219,359	$60,547	$45,607	$59,546	$421,424	$148,597

Equity in earnings of unconsolidated real estate joint ventures	(40,718)	(1,090)	(376)	(14,100)	(42,952)	(15,050)
General and administrative expenses	22,660	22,939	18,910	17,636	68,020	56,099
Interest expense	42,244	38,097	36,082	31,031	117,256	92,563
Depreciation and amortization	119,600	118,852	107,714	107,788	352,671	309,069
Impairment of real estate	—	6,311	—	—	6,311	203
Loss on early extinguishment of debt	1,122	—	2,781	—	1,122	670
Gain on sales of real estate – rental properties	—	—	—	—	—	(270)
Gain on sales of real estate – land parcels	—	—	—	—	—	(111)
Investment income	(122,203)	(12,530)	—	—	(220,294)	—
Net operating income	242,064	233,126	210,718	201,901	703,558	591,770
Straight-line rent revenue	(20,070)	(23,259)	(33,281)	(20,865)	(75,960)	(74,362)
Amortization of acquired below-market leases	(5,220)	(5,198)	(4,147)	(4,545)	(16,588)	(14,908)
Net operating income (cash basis)	$216,774	$204,669	$173,290	$176,491	$611,010	$502,500

Net operating income (cash basis) – annualized	$867,096	$818,676	$693,160	$705,964	$814,680	$670,000

Net operating income (from above)	$242,064	$233,126	$210,718	$201,901	$703,558	$591,770
Revenues	$341,823	$325,034	$298,791	$285,370	$986,996	$829,306
Operating margin	71%	72%	71%	71%	71%	71%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings (losses) of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

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Definitions and Reconciliations (continued)
September 30, 2018

Further, we believe net operating income is useful to investors as a performance measure for our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income. Net operating income can be used to measure the initial stabilized yields of our properties by calculating the quotient of net operating income generated by a property on a straight-line basis and our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions and deterioration in market conditions. We also exclude realized and unrealized investment income calculated under a new ASU effective January 1, 2018, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as loss on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income as presented in our consolidated statements of income. Net operating income should not be considered as an alternative to net income as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental rate revenue, see our discussion of annual rental revenue herein.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total rental revenues, tenant recoveries, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, lease termination fees, if any, are excluded from the results of same properties.

The following table reconciles the number of same properties to total properties:

Development – under construction	Properties
213 East Grand Avenue	1
399 Binney Street	1
279 East Grand Avenue	1
188 East Blaine Street(1)	1
4

Development – placed into service after January 1, 2017	Properties
505 Brannan Street	1
510 Townsend Street	1
ARE Spectrum	3
400 Dexter Avenue North	1
100 Binney Street	1
7

Redevelopment – under construction	Properties
9625 Towne Centre Drive	1
5 Laboratory Drive	1
9900 Medical Center Drive	1
266 and 275 Second Avenue	2
Alexandria PARC	4
681 Gateway Boulevard	1
10

Acquisitions after January 1, 2017	Properties
100 Tech Drive	1
88 Bluxome Street	1
701 Gateway Boulevard	1
960 Industrial Road	1
1450 Page Mill Road	1
219 East 42nd Street	1
4110 Campus Point Court	1
Summers Ridge Science Park	4
2301 5th Avenue	1
9704, 9708, 9712, and 9714 Medical Center Drive	4
9920 Belward Campus Drive	1
21 Firstfield Road	1
50 and 55 West Watkins Mill Road	2
Other	2
	22

Unconsolidated real estate JVs	6
Properties held for sale	1
Total properties excluded from same properties	50
Same properties	185	(2)
Total properties in North America as of September 30, 2018	235

(1)	Formerly 1818 Fairview Avenue East.

(2)
Includes 9880 Campus Point Drive, a building we acquired in 2001, was occupied through January 2018 and subsequently demolished in anticipation of developing a 98,000 RSF Class A office/laboratory building.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	52

Definitions and Reconciliations (continued)
September 30, 2018

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of 7.00% Series D cumulative convertible preferred stock and common stock multiplied by the related closing price of each class of security at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17
Unencumbered net operating income	$213,107	$204,843	$198,599	$181,719	$164,291
Encumbered net operating income	28,957	28,283	29,769	28,999	37,610
Total net operating income	$242,064	$233,126	$228,368	$210,718	$201,901
Unencumbered net operating income as a percentage of total net operating income	88%	88%	87%	86%	81%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17
Weighted-average interest rate for capitalization of interest	4.06%	3.92%	3.91%	3.89%	3.96%

Weighted-average shares of common stock outstanding – diluted

We enter into capital market transactions from time to time to fund acquisitions, fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. In March 2017 and January 2018, we entered into forward equity sales agreements (“Forward Agreements”) to sell shares of our common stock. We are required to consider the potential dilutive effect of our forward equity sales agreements under the treasury stock method while the forward equity sales agreements are outstanding.

We also consider the effect of assumed conversion of our outstanding 7.00% Series D cumulative convertible preferred stock (“Series D Preferred Stock”) when determining potentially dilutive incremental shares to our common stock. When calculating the assumed conversion, we add back to net income the dividends paid on our Series D Preferred Stock to the numerator and then include additional common shares assumed to have been issued (as displayed in the table below) to the denominator of the per share calculation. The effect of the assumed conversion is considered separately for our per share calculations of net income; funds from operations, computed in accordance with the definition in the Nareit White Paper; and funds from operations, as adjusted. Our Series D Preferred Stock is dilutive and assumed to be converted when quarterly basic EPS, funds from operations, or funds from operations, as adjusted exceeds approximately $1.75 per share in a quarter, subject to conversion ratio adjustments. The effect of the assumed conversion is included when it is dilutive on a per share basis.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period is calculated as follows:

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	9/30/18	9/30/17

Basic shares for EPS	104,179	101,881	99,855	95,138	92,598	101,991	90,336
Forward Agreements	462	355	270	776	698	363	430
Series D Preferred Stock	744	—	—	—	—	—	—
Diluted for EPS	105,385	102,236	100,125	95,914	93,296	102,354	90,766

Basic shares for EPS	104,179	101,881	99,855	95,138	92,598	101,991	90,336
Forward Agreements	462	355	270	776	698	363	430
Series D Preferred Stock	744	—	741	—	—	743	—
Diluted for FFO	105,385	102,236	100,866	95,914	93,296	103,097	90,766

Basic shares for EPS	104,179	101,881	99,855	95,138	92,598	101,991	90,336
Forward Agreements	462	355	270	776	698	363	430
Series D Preferred Stock	—	—	—	—	—	—	—
Diluted for FFO, as adjusted	104,641	102,236	100,125	95,914	93,296	102,354	90,766

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